                                                MERCANTILE MUTUAL FUNDS
                                                INVESTOR SHARES
[PHOTO]
                                                Prospectus
                                                March 31, 2000

                                                STOCK PORTFOLIOS
                                                Balanced Portfolio
                                                Equity Income Portfolio
                                                Equity Index Portfolio
                                                Growth & Income Equity Portfolio
                                                Growth Equity Portfolio
                                                Small Cap Equity Portfolio
                                                Small Cap Equity Index Portfolio
                                                International Equity Portfolio

As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved these Securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

[LOGO OF FIRSTAR]

                                    Contents

                   Introduction
--------------------------------------------------------------
                    3  Overview
                   Risk/Return Summary
--------------------------------------------------------------
                    4  Balanced Portfolio
                    9  Equity Income Portfolio
                   13  Equity Index Portfolio
                   18  Growth & Income Equity Portfolio
                   22  Growth Equity Portfolio
                   26  Small Cap Equity Portfolio
                   31  Small Cap Equity Index Portfolio
                   36  International Equity Portfolio
                   41  Additional Information on Risk
                   Your Account
--------------------------------------------------------------
                   42  Distribution Arrangements/Sales Charges
                   47  Explanation of Sales Price
                   48  How to Buy Shares
                   49  How to Sell Shares
                   50  Investor Programs
                   52  General Transaction Policies
                   Distributions and Taxes
--------------------------------------------------------------
                   53  Dividends and Distributions
                   54  Taxation
                   Management of the Fund
--------------------------------------------------------------
                   56  The Adviser
                   56  The Sub-Adviser
                   Financial Highlights
--------------------------------------------------------------
                   57  Introduction
                   58  Balanced Portfolio
                   60  Equity Income Portfolio
                   62  Equity Index Portfolio
                   63  Growth & Income Equity Portfolio
                   65  Growth Equity Portfolio
                   67  Small Cap Equity Portfolio
                   69  Small Cap Equity Index Portfolio
                   70  International Equity Portfolio

 Introduction                                      Overview
                 This prospectus describes the Mercantile Stock Portfolios, eight investment portfolios offered by Mercantile Mutual Funds, Inc. (the "Fund"). On the following pages, you will find important information about each Portfolio, including:
                 . A description of the Portfolio's investment objective
                   (sometimes referred to as its goal);
                 . The Portfolio's principal investment strategies (the steps it takes to try to meet its goal);
                 . The principal risks associated with the Portfolio (factors that may prevent it from meeting its goal);
                 . The Portfolio's past performance (how successful it's been in meeting its goal); and
                 . The fees and expenses (including sales charges) you pay as an investor in the Portfolio.

Who may want     The Mercantile Stock Portfolios may be appropriate for
to invest in     investors who seek capital growth over the long term and are
the              comfortable with the risks of stock markets. The Portfolios
Mercantile       may not be appropriate for investors who are investing for
Stock            short-term goals or are mainly seeking current income.
Portfolios?

                 Before investing in a Portfolio, you should carefully consider:
                 . Your own investment goals
                 . The amount of time you are willing to leave your money
                   invested
                 . How much risk you are willing to take.

The              Firstar Investment Research & Management Company, LLC which
Investment       is referred to in this prospectus as "FIRMCO" or the
Adviser          "Adviser," serves as the investment adviser to each
                 Portfolio. FIRMCO is a subsidiary of Firstar Corporation, a banking and financial services organization.

                 An investment in the Portfolios is not a deposit of Firstar Bank, N.A. and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. You could lose money by investing in the Portfolios.

         Risk/Return Summary             Balanced Portfolio


--------------------------------------------------------------------------------
Total return consists of net income (dividend and/or interest income from Portfolio securities, less expenses of the Portfolio) and capital gains and losses, both realized and unrealized, from Portfolio securities.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Investment grade bonds are those of medium credit quality or better as determined by a national rating agency, such as Standard & Poor's Ratings Group (bonds rated BBB or better) and Moody's Investors Service, Inc. (bonds rated
Baa or higher). The higher the credit rating, the less likely it is that the bond issuer will default on its principal and interest payments.
--------------------------------------------------------------------------------
Investment Objective

The Portfolio's investment objective is to maximize total return through a combination of growth of capital and current income consistent with the preservation of capital.

Principal Investment Strategies

The Portfolio invests in a combination of equity securities (such as stocks), fixed-income securities (such as bonds) and money market instruments in weightings the Adviser believes will offer attractive total returns over time. In making asset allocation decisions, the Adviser evaluates forecasts for inflation, interest rates and long-term corporate earnings growth. The Adviser then examines the potential effect of these factors on each asset group over a one- to three-year time period using its own dynamic computer models. These models show the statistical impact of the Adviser's economic outlook upon the future returns of each asset group. The Adviser periodically will increase or decrease the Portfolio's allocations to equities and fixed-income securities based on which class appears relatively more attractive than the other. For example, if the Adviser expects more rapid economic growth leading to better corporate earnings, it will increase the Portfolio's holdings of equity securities and reduce its holdings of fixed-income securities and money market instruments.

In selecting equity securities, the Adviser considers historical and projected earnings, the price/earnings relationship and company growth and asset value. In selecting fixed-income securities, the Adviser seeks those issues representing the best value among various sectors, and also considers credit quality, prevailing interest rates and liquidity.

Under normal market conditions, the Portfolio invests at least 25% of its total assets in fixed-income securities and no more than 75% of its total assets in equity securities. The actual percentages will vary from time to time based on the Adviser's economic and market outlooks. The Portfolio's equity securities will consist mainly of common stocks of companies with large market capitalizations, and its fixed-income securities will consist mainly of investment grade bonds, including U.S. Government securities. Occasionally, the rating of a fixed-income security held by the Portfolio may be downgraded to below investment grade. If that happens, the Portfolio does not have to sell the security unless the Adviser determines that under the circumstances the security is no longer an appropriate investment for the Portfolio.

The Portfolio may emphasize, from time to time, particular companies or market sectors, such as technology, in attempting to achieve its investment objective.

 Risk/Return Summary                     Balanced Portfolio



--------------------------------------------------------------------------------
Portfolio Manager

Peter Merzian, a Senior Associate of FIRMCO, is responsible for the day-to-day management of the Portfolio. He has been with FIRMCO and its affiliates since 1993 and has managed the Portfolio since May 1996. He also manages the Fund's three municipal bond portfolios.
--------------------------------------------------------------------------------

Principal Risk Considerations

The Portfolio invests in stocks and other equity securities, which may decline in value over short or extended periods of time. Equity markets tend to be cyclical; there are times when stock prices generally increase, and other times when they generally decrease. This could cause the value of your investment in the Portfolio to fluctuate.

The Portfolio also invests in fixed-income securities, which lose value when interest rates increase (but increase in value when interest rates decline). Longer-term fixed-income securities are more susceptible to these fluctuations in interest rates than short-term fixed-income securities.

To the extent that the Portfolio emphasizes particular companies or market sectors, such as technology, it will be especially susceptible to the risks associated with investments in those companies or market sectors. Stocks of technology companies may be subject to greater price volatility than stocks of companies in other sectors. Technology companies may produce or use products or services that prove commercially unsuccessful, become obsolete or become adversely impacted by government regulation. Technology stocks may experience significant price movements caused by disproportionate investor optimism or pessimism.

Changes in interest rates may cause certain fixed-income securities, such as callable securities and mortgage-backed securities, to be paid off much sooner or later than expected. In the event that a security is paid off sooner than expected because of a decline in interest rates, the Portfolio may be unable to recoup all of its initial investment and will also suffer from having to reinvest in lower-yielding securities. In the event of a later than expected payment because of a rise in interest rates, the value of the obligation will decrease, and the Portfolio may suffer from the inability to invest in higher-yielding securities.

Fixed-income securities are subject to other risks, including the risk that the issuer will be unable to make payments of principal and interest.

The Adviser evaluates the rewards and risks presented by all securities purchased by the Portfolio and how they may advance the Portfolio's investment objective. It is possible, however, that these evaluations will prove to be inaccurate.

 Risk/Return Summary                     Balanced Portfolio

Return History

The bar chart and table on this page show the Portfolio's annual returns and long-term performance, thereby giving some indication of the risk of investing in the Portfolio. The bar chart shows how the performance of the Portfolio's Investor A Shares has varied from year to year. The table shows how the Portfolio's average annual returns for one year, five years and since inception compare to those of broad-based market indexes. Both the bar chart and table assume reinvestment of all dividends and distributions. The Portfolio's past performance does not necessarily indicate how it will perform in the future.

--------------------------------------------------------------------------------
Know your index

The S&P 500 Index is an unmanaged index comprised of 500 widely held common stocks listed on the New York Stock Exchange, the American Stock Exchange and NASDAQ.

The Lehman Brothers Aggregate Bond Index is an unmanaged index made up of
Lehman Brothers' Government/Corporate Bond Index, its Mortgage Backed
Securities Index and its Asset Backed Securities Index.
--------------------------------------------------------------------------------
   Investor A Shares
   Year-by-Year Total Returns
   (as of December 31 each year)


                                    [GRAPH]

                               1994       -2.11%
                               1995       26.30%
                               1996       11.93%
                               1997       18.02%
                               1998       11.34%
                               1999        7.76%

 The returns for Investor B Shares differed from the returns shown in the bar chart because the two classes bear different expenses. The bar chart does not reflect any sales charges on purchases of the Portfolio's Investor A Shares. If sales charges were included, returns would be lower than those shown.

       Best quarter:    11.01% for the quarter ending
                        December 31, 1998
       Worst quarter:   -7.40% for the quarter ending
                        September 30, 1998

     -------------------------------------------------------------------------

               Average Annual Total Returns
               for the periods ended
               December 31, 1999
              -----------------------------------------------------------------

                                                                       Since
                                                      1 Year 5 Years Inception
                                -----------------------------------------------
  Investor A Shares
  (with 5.50% sales charge)                            1.85% 13.59%   10.29%/1/
                                -----------------------------------------------
  Investor B Shares
  (with applicable contingent deferred sales charge)   2.67%    N/A   13.13%/1/
                                -----------------------------------------------
  S&P 500 Index                                       21.04% 28.56%   21.63%/2/
                                                                      27.94%/3/
                                -----------------------------------------------
  Lehman Brothers Aggregate Bond Index                -0.82%  7.73%    6.03%/2/
                                                                       7.04%/3/
-------------------------------------------------------------------------------

 /1/April 1, 1993 for Investor A Shares; March 6, 1995 (date of initial public investment) for Investor B Shares.
 /2/March 31, 1993.
 /3/February 28, 1995.

 Risk/Return Summary                     Balanced Portfolio


The table on this page shows the fees and expenses that you pay if you buy and hold Investor A Shares or Investor B Shares of the Balanced Portfolio.
      Fees and Expenses

  Shareholder Fees                                       Investor A Investor B
  (fees you pay directly)                                  Shares     Shares
  Maximum sales charge (load) to buy shares, shown as a
  % of the offering price                                 5.50%/1/       None
 -----------------------------------------------------------------------------
  Maximum deferred sales charge (load) shown as a % of
  the offering price or sale price, whichever is less         None   5.00%/2/

  Annual Portfolio Operating Expenses
  (expenses that are deducted from the       Investor A Investor B
  Portfolio's assets)                          Shares     Shares
  Management Fees                              .75%       .75%
 -----------------------------------------------------------------
  Distribution (12b-1) and Service Fees        .30%      1.00%
 -----------------------------------------------------------------
  Other Expenses                               .33%/3/    .33%/3/
 -----------------------------------------------------------------
  Total Annual Portfolio Operating Expenses   1.38%/3/   2.08%/3/
------------------------------------------------------------------

 /1/Reduced sales charges may be available. See "Distribution
   Arrangements/Sales Charges" below.
 /2/This amount applies if you sell your shares in the first year after purchase and gradually declines until it is eliminated after six years. After six years, your Investor B Shares will automatically convert to Investor A Shares. See "Distribution Arrangements/Sales Charges" below.
 /3/Other Expenses and Total Annual Portfolio Operating Expenses for the
   Portfolio's Investor A Shares and Investor B Shares for the current fiscal year are expected to be less than the amounts shown above because certain of the Portfolio's service providers are voluntarily waiving a portion of their fees and/or reimbursing the Portfolio for certain other expenses. These fee waivers and/or reimbursements are being made in order to keep the annual fees and expenses for the Portfolio's Investor A Shares and Investor B Shares at certain levels. Other Expenses and Total Annual Portfolio Operating Expenses, after taking these fee waivers and expense reimbursements into account, are expected to be .23% and 1.28%, respectively, for Investor A Shares and .23% and 1.98%, respectively, for Investor B Shares. These fee waivers and expense reimbursements may be revised or cancelled at any time.

 Risk/Return Summary                     Balanced Portfolio


This example will help you compare the cost of investing in the Portfolio with the cost of investing in other mutual funds. The example assumes that you invest $10,000 for the time periods shown, reinvest all of your dividends and distributions, and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, the Portfolio's operating expenses remain the same and your Investor B Shares automatically convert to Investor A Shares after six years. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

      Example

                                                        1     3     5      10
                                                       Year Years Years  Years
  Investor A Shares                                    $683 $963  $1,264 $2,116
 ------------------------------------------------------------------------------
  Investor B Shares                                    $711 $952  $1,319 $2,067
  If you hold Investor B Shares, you would pay the
  following expenses if you did not sell your shares:  $211 $652  $1,119 $2,067
-------------------------------------------------------------------------------

         Risk/Return Summary       Equity Income Portfolio
--------------------------------------------------------------------------------
Market capitalization is a common measure of the size of a company. It is the market price of a share of the company's stock multiplied by the number of outstanding shares.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Value stocks are those that appear to be underpriced based on valuation measures, such as lower price-to-earnings and price-to-book value ratios.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Portfolio Manager

FIRMCO's Equity Committee is responsible for the day-to-day management of the Portfolio. The Committee and its predecessor have managed the Portfolio since 1998.
--------------------------------------------------------------------------------
Investment Objective

The Portfolio's investment objective is to seek to provide an above-average level of income consistent with long-term capital appreciation.

Principal Investment Strategies

The Portfolio invests primarily in the common stocks of value companies with large market capitalizations (generally, $5 billion or higher). In selecting these stocks, the Adviser evaluates a number of quantitative factors, including dividend yield, current and future earnings potential compared to stock prices and total return potential. The Adviser also examines other measures of valuation, including cash flow, asset value and book value.

Under normal market conditions, the Portfolio invests at least 65% of its total assets in income-producing (dividend-paying) equity securities, primarily common stocks. These stocks generally will be listed on a national stock exchange or will be unlisted stocks with established over-the-counter markets. Many such stocks may offer above-average dividend yields, with corresponding above-average levels of income, in each case as compared to the S&P 500 Index.

The Portfolio may emphasize, from time to time, particular companies or market sectors, such as technology, in attempting to achieve its investment objective.

Principal Risk Considerations

The Portfolio invests in stocks and other equity securities, which may decline in value over short or extended periods of time. Equity markets tend to be cyclical; there are times when stock prices generally increase, and other times when they generally decrease. This could cause the value of your investment in the Portfolio to fluctuate. In addition, the Portfolio is subject to the additional risk that the value stocks it typically holds may not perform as well as other types of stocks, such as growth stocks.

To the extent that the Portfolio emphasizes particular companies or market sectors, such as technology, it will be especially susceptible to the risks associated with investments in those companies or market sectors. Stocks of technology companies may be subject to greater price volatility than stocks of companies in other sectors. Technology companies may produce or use products or services that prove commercially unsuccessful, become obsolete or become adversely impacted by government regulation. Technology stocks may experience significant price movements caused by disproportionate investor optimism or pessimism.

The Adviser evaluates the rewards and risks presented by all securities purchased by the Portfolio and how they may advance the Portfolio's investment objective. It is possible, however, that these evaluations will prove to be inaccurate.

 Risk/Return Summary                Equity Income Portfolio

Return History

The bar chart and table on this page show the Portfolio's annual returns and long-term performance, thereby giving some indication of the risk of investing in the Portfolio. The bar chart shows how the performance of the Portfolio's Investor A Shares has varied from year to year. The table shows how the Portfolio's average annual returns for one year and since inception compare to those of a broad-based market index. Both the bar chart and table assume reinvestment of all dividends and distributions. The Portfolio's past performance does not necessarily indicate how it will perform in the future.

--------------------------------------------------------------------------------
Know your index

The Russell 1000 Value Index is an unmanaged index that measures the performance of the stocks in the Russell 1000 Index with less than average growth orientation. Companies in this Index generally have low price-to-book and price-to-earnings ratios, higher dividend yields and lower forecasted growth values. The Russell 1000 Index consists of the 1,000 largest U.S. companies as ranked by total market capitalization.
--------------------------------------------------------------------------------
   Investor A Shares
   Year-by-Year Total Returns
   (as of December 31 each year)


                                    [GRAPH]

                            1998            10.82%
                            1999            -2.98%


 The returns for Investor B Shares differed from the returns shown in the bar chart, because the two classes bear different expenses. The bar chart does not reflect any sales charges on purchases of the Portfolio's Investor A Shares. If sales charges were included, returns would be lower than those shown.

       Best quarter:   14.36% for the quarter
                       ending June 30, 1997
       Worst quarter:  -8.77% for the quarter
                       ending September 30, 1998

     -------------------------------------------------------------------------

               Average Annual Total Returns
               for the periods ended December 31, 1999
              -----------------------------------------------------------------

                                                               Since
                                                      1 Year Inception
                                     ---------------------------------
  Investor A Shares
  (with 5.50% sales charge)                           -8.36%  7.66%/1/
                                     ---------------------------------
  Investor B Shares
  (with applicable contingent deferred sales charge)  -7.85%  8.42%/1/
                                     ---------------------------------
  Russell 1000 Value Index                             7.35% 17.41%/2/
----------------------------------------------------------------------

 /1/February 27, 1997.
 /2/February 28, 1997.

 Risk/Return Summary                Equity Income Portfolio


The table on the right shows the fees and expenses that you pay if you buy and hold Investor A Shares or Investor B Shares of the Equity Income Portfolio.
      Fees and Expenses

  Shareholder Fees                                       Investor A Investor B
  (fees you pay directly)                                  Shares     Shares
  Maximum sales charge (load) to buy shares, shown as a
  % of the offering
  price                                                   5.50%/1/       None
 -----------------------------------------------------------------------------
  Maximum deferred sales charge (load) shown as a % of
  the offering price or sale price, whichever is less         None   5.00%/2/

  Annual Portfolio Operating Expenses
  (expenses that are deducted from the       Investor A Investor B
  Portfolio's assets)                          Shares     Shares
  Management Fees                              .75%       .75%
 -----------------------------------------------------------------
  Distribution (12b-1) and Service Fees        .30%      1.00%
 -----------------------------------------------------------------
  Other Expenses                               .33%/3/    .33%/3/
 -----------------------------------------------------------------
  Total Annual Portfolio Operating Expenses   1.38%/3/   2.08%/3/
------------------------------------------------------------------

 /1/Reduced sales charges may be available. See "Distribution
   Arrangements/Sales Charges" below.
 /2/This amount applies if you sell your shares in the first year after purchase and gradually declines until it is eliminated after six years. After six years, your Investor B Shares will automatically convert to Investor A Shares. See "Distribution Arrangements/Sales Charges" below.
 /3/Other Expenses and Total Annual Portfolio Operating Expenses for the
   Portfolio's Investor A Shares and Investor B Shares for the current fiscal year are expected to be less than the amounts shown above because certain of the Portfolio's service providers are voluntarily waiving a portion of their fees and/or reimbursing the Portfolio for certain other expenses. These fee waivers and/or reimbursements are made in order to keep the annual fees and expenses for the Portfolio's Investor A Shares and Investor B Shares at certain levels. Other Expenses and Total Annual Portfolio Operating Expenses, after taking these fee waivers and expense reimbursements into account, are expected to be .23% and 1.28%, respectively, for Investor A Shares, and .23% and 1.98%, respectively, for Investor B Shares. These fee waivers and expense reimbursements may be revised or cancelled at any time.

 Risk/Return Summary               Equity Income Portfolio


This example will help you compare the cost of investing in the Portfolio with the cost of investing in other mutual funds. The example assumes that you invest $10,000 for the time periods shown, reinvest all of your dividends and distributions, and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, the Portfolio's operating expenses remain the same and your Investor B Shares automatically convert to Investor A Shares after six years. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

      Example

                                                     1     3     5      10
                                                    Year Years Years  Years
  Investor A Shares                                 $683 $963  $1,264 $2,116
 ---------------------------------------------------------------------------
  Investor B Shares                                 $711 $952  $1,319 $2,067
  If you hold Investor B Shares, you would pay the
  following expenses if you did not sell
  your shares:                                      $211 $652  $1,119 $2,067
----------------------------------------------------------------------------

         Risk/Return Summary         Equity Index Portfolio

--------------------------------------------------------------------------------
Indexing is a strategy whereby a Portfolio attempts to weight its securities to match those of a broadly-based securities index in an attempt to approximate the index's performance.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
The S&P 500 Index is an unmanaged index comprised of 500 widely held common stocks listed on the New York Stock Exchange, the American Stock Exchange, and NASDAQ. The S&P 500 Index is heavily weighted with the stocks of large capitalization companies. S&P does not endorse any stock in the S&P 500 Index and is not a sponsor of, or affiliated in any way with, the Portfolio.
--------------------------------------------------------------------------------
Investment Objective

The Portfolio's investment objective is to seek to provide investment results that, before the deduction of operating expenses, approximate the price and yield performance of U.S. publicly traded common stocks with large stock market capitalizations, as represented by the Standard & Poor's 500 Index, which is referred to in this prospectus as the "S&P 500 Index."

The Portfolio's investment objective can be changed by the Fund's Board of Directors without shareholder approval. Shareholders will be given at least 30 days' written notice before any such change occurs.

Principal Investment Strategies

The Portfolio uses an "indexing" strategy through the use of computer models to approximate the investment performance of the S&P 500 Index. The Portfolio invests substantially all (at least 80%) of its assets in securities listed in the S&P 500 Index and typically will hold all 500 stocks represented in the Index. In general, each stock's percentage weighting in the Portfolio is based on its weighting in the Index. When stocks are removed from or added to the Index, those changes are reflected in the Portfolio. The Portfolio periodically "rebalances" its holdings as dictated by changes in cash flow and in the composition of the S&P 500 Index.

To the extent that, from time to time, the stocks in a particular market sector, such as technology, comprise a significant proportion of the S&P 500 Index, those stocks will be represented in substantially the same proportion in the Portfolio.

Under normal market conditions, it is expected that the quarterly performance of the Portfolio, before expenses, will track the performance of the S&P 500 Index within a .95 correlation coefficient.

 Risk/Return Summary                 Equity Index Portfolio


Principal Risk Considerations

The Portfolio invests in stocks and other equity securities, which may decline in value over short or extended periods of time. Equity markets tend to be cyclical; there are times when stock prices generally increase, and other times when they generally decrease. This could cause the value of your investment in the Portfolio to fluctuate. In addition, the Portfolio is subject to the additional risk that the large-capitalization stocks it typically holds may not perform as well as other types of stocks, such as small-capitalization stocks.

To the extent that the stocks in a particular market sector, such as technology, comprise a significant portion of the S&P 500 Index and, correspondingly, of the Portfolio's holdings, the Portfolio will be especially susceptible to the risks associated with investments in those market sectors. Technology companies may produce or use products or services that prove commercially unsuccessful, become obsolete or become adversely impacted by government regulation. Technology stocks may experience significant price movements caused by disproportionate investor optimism or pessimism.

There is the additional risk that the Portfolio's investment results may fail to match those of the S&P 500 Index as a result of shareholder purchase and redemption activity, transaction costs, expenses and other factors.

 Risk/Return Summary                 Equity Index Portfolio

 Return History

The bar chart and table on this page show the Portfolio's annual returns and long-term performance, thereby giving some indication of the risk of investing in the Portfolio. The bar chart shows how the performance of the Portfolio's Investor A Shares has varied from year to year. The table shows how the Portfolio's average annual returns for one year and since inception compare to those of the S&P 500 Index. Both the bar chart and table assume reinvestment of all dividends and distributions. The Portfolio's past performance does not necessarily indicate how it will perform in the future.
   Investor A Shares
   Year-by-Year Total Returns
   (as of December 31 each year)


                                    [GRAPH]

                           1998               27.81%
                           1999               20.21%


 The bar chart does not reflect any sales charges on purchases of the Portfolio's Investor A Shares. If sales charges were included, the returns would be lower than those shown.

       Best quarter:   21.02% for the quarter
                       ending December 31, 1998
       Worst quarter:  -9.96% for the quarter
                       ending September 30, 1998

     -------------------------------------------------------------------------

               Average Annual Total Returns
               for the periods ended December 31, 1999
              -----------------------------------------------------------------

                                       Since
                             1 Year  Inception
                                     ---------
  Investor A Shares
  (with 5.50% sales charge)  13.61%  23.98%/1/
                                     ---------
  S&P 500 Index              21.04%  27.35%/2/
----------------------------------------------

 /1/May 1, 1997.
 /2/April 30, 1997.

 Risk/Return Summary                 Equity Index Portfolio


The table on this page shows the fees and expenses that you pay if you buy and hold Investor A Shares of the Equity Index Portfolio.
      Fees and Expenses

  Shareholder Fees
  (fees you pay directly)                                     Investor A Shares
  Maximum sales charge (load) to buy shares, shown as a % of
  the offering price                                              5.50%/1/
 ------------------------------------------------------------------------------
  Maximum deferred sales charge (load) shown as a % of the
  offering price or
  sale price, whichever is less                                       None

  Annual Portfolio Operating Expenses
  (expenses that are deducted from the
  Portfolio's assets)                        Investor A Shares
  Management Fees                                 .30%
 -------------------------------------------------------------
  Distribution (12b-1) and Service Fees           .30%
 -------------------------------------------------------------
  Other Expenses                                  .35%/2/
 -------------------------------------------------------------
  Total Annual Portfolio Operating Expenses       .95%/2/
--------------------------------------------------------------

 /1/Reduced sales charges may be available. See "Distribution
   Arrangements/Sales Charges" below.
 /2/Other Expenses and Total Annual Portfolio Operating Expenses for the
   Portfolio's Investor A Shares for the current fiscal year are expected to be less than the amounts shown above because certain of the Portfolio's service providers are voluntarily waiving a portion of their fees and/or reimbursing the Portfolio for certain other expenses. These fee waivers and/or reimbursements are being made in order to keep the annual fees and expenses for the Portfolio's Investor A Shares at a certain level. Other Expenses and Total Annual Portfolio Operating Expenses, after taking these fee waivers and expense reimbursements into account, are expected to be .25% and .85%, respectively, for Investor A Shares. These fee waivers and expense reimbursements may be revised or cancelled at any time.

 Risk/Return Summary                        Equity Index Portfolio
This example will help you compare the cost of investing in the Portfolio with the cost of investing in other mutual funds. The example assumes that you invest $10,000 for the time periods shown, reinvest all of your dividends and distributions, and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and the Portfolio's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

      Example

                      1     3     5      10
                     Year Years Years  Years
  Investor A Shares  $642 $836  $1,047 $1,652
---------------------------------------------

         Risk/Return Summary         Growth & Income Equity Portfolio
--------------------------------------------------------------------------------
Portfolio Manager

FIRMCO's Equity Committee is responsible for the day-to-day management of the Portfolio. The Committee and its predecessor have managed the Portfolio since 1998.
--------------------------------------------------------------------------------
Investment Objective

The Portfolio's investment objective is to provide long-term capital growth, with income a secondary consideration.

Principal Investment Strategies

The Portfolio invests primarily in common stocks. The Adviser selects stocks based on a number of factors related to historical and projected earnings and the price/earnings relationship as well as company growth and asset value, consistency of earnings growth and earnings quality. The Adviser favors the stocks of those companies which are believed to have superior revenue and earnings growth prospects relative to their peers and to their price/earnings ratios.

Stocks purchased for the Portfolio generally will be listed on a national stock exchange or will be unlisted securities with an established over-the-counter market. These stocks tend to pay dividends, so many of the Portfolio's investments may produce some income. Nevertheless, income is not a major factor in the stock selection process.

The Portfolio may emphasize, from time to time, particular companies or market sectors, such as technology, in attempting to achieve its investment objective.

Principal Risk Considerations

The Portfolio invests in stocks and other equity securities, which may decline in value over short or extended periods of time. Equity markets tend to be cyclical; there are times when stock prices generally increase, and other times when they generally decrease. This could cause the value of your investment in the Portfolio to fluctuate.

To the extent that the Portfolio emphasizes particular companies or market sectors, such as technology, it will be especially susceptible to the risks associated with investments in those companies or market sectors. Stocks of technology companies may be subject to greater price volatility than stocks of companies in other sectors. Technology companies may produce or use products or services that prove commercially unsuccessful, become obsolete or become adversely impacted by government regulation. Technology stocks may experience significant price movements caused by disproportionate investor optimism or pessimism.

The Adviser evaluates the rewards and risks presented by all securities purchased by the Portfolio and how they may advance the Portfolio's investment objective. It is possible, however, that these evaluations will prove to be inaccurate.

 Risk/Return Summary                Growth & Income Equity Portfolio
Return History

The bar chart and table on this page show the Portfolio's annual returns and long-term performance, thereby giving some indication of the risk of investing in the Portfolio. The bar chart shows how the performance of the Portfolio's Investor A Shares has varied from year to year. The table shows how the Portfolio's average annual returns for one year, five years, ten years and since inception compare to those of a broad-based market index. Both the bar chart and table assume reinvestment of all dividends and distributions. The Portfolio's past performance does not necessarily indicate how it will perform in the future.

--------------------------------------------------------------------------------
Know your index

The S&P 500 Index is an unmanaged index comprised of 500 widely held common stocks listed on the New York Stock Exchange, the American Stock Exchange, and NASDAQ.
--------------------------------------------------------------------------------
      Investor A Shares
      Year-by-Year Total Returns
      (as of December 31 each year)

                                    [GRAPH]

                             1990           -1.40%
                             1991           26.66%
                             1992           10.61%
                             1993            9.61%
                             1994           -0.42%
                             1995           34.12%
                             1996           18.88%
                             1997           27.21%
                             1998           13.12%
                             1999           13.48%

 The returns for Investor B Shares differed from the returns shown in the bar chart, because the two classes bear different expenses. The bar chart does not reflect any sales charges on purchases of the Portfolio's Investor A Shares. If sales charges were included, returns would be lower than those shown.

       Best quarter:     18.52% for the quarter ending
                         December 31, 1998
       Worst quarter:    -14.41% for the quarter ending
                         September 30, 1998

     -------------------------------------------------------------------------

               Average Annual Total Returns
               for the periods ended December 31, 1999
              -----------------------------------------------------------------

                                                                        Since
                                              1 Year 5 Years 10 Years Inception
                          -----------------------------------------------------
  Investor A Shares
  (with 5.50% sales charge)                    7.27% 19.73%   14.01%  14.88%/1/
                          -----------------------------------------------------
  Investor B Shares
  (with applicable contingent deferred sales
  charge)                                      7.80%    N/A      N/A  19.48%/1/
                          -----------------------------------------------------
  S&P 500 Index                               21.04% 28.56%   18.21%  19.12%/2/
                                                                      27.94%/3/
-------------------------------------------------------------------------------

 /1/ June 2, 1988 for Investor A Shares; March 7, 1995 (date of initial public investment) for Investor B Shares.
 /2/ May 31, 1988.
 /3/ February 28, 1995.

 Risk/Return Summary       Growth & Income Equity Portfolio


The table on this page shows the fees and expenses that you pay if you buy and hold Investor A Shares or Investor B Shares of the Growth & Income Equity Portfolio.
      Fees and Expenses

  Shareholder Fees                                       Investor A Investor B
  (fees you pay directly)                                  Shares     Shares
  Maximum sales charge (load) to buy shares, shown as a
  % of the offering price                                 5.50%/1/       None
 -----------------------------------------------------------------------------
  Maximum deferred sales charge (load) shown as a % of
  the offering price or sale price, whichever is less         None   5.00%/2/

  Annual Portfolio Operating Expenses
  (expenses that are deducted from the       Investor A Investor B
  Portfolio's assets)                          Shares     Shares
  Management Fees                              .55%       .55%
 -----------------------------------------------------------------
  Distribution (12b-1)  and Service Fees       .30%      1.00%
 -----------------------------------------------------------------
  Other Expenses                               .31%/3/    .31%/3/
 -----------------------------------------------------------------
  Total Annual Portfolio Operating Expenses   1.16%/3/   1.86%/3/
------------------------------------------------------------------

 /1/Reduced sales charges may be available. See "Distribution
   Arrangements/Sales Charges" below.
 /2/This amount applies if you sell your shares in the first year after purchase and gradually declines until it is eliminated after six years. After six years, your Investor B Shares will automatically convert to Investor A Shares. See "Distribution Arrangements/Sales Charges" below.
 /3/Other Expenses and Total Annual Portfolio Operating Expenses for the
   Portfolio's Investor A Shares and Investor B Shares for the current fiscal year are expected to be less than the amounts shown above because certain of the Portfolio's service providers are voluntarily waiving a portion of their fees and/or reimbursing the Portfolio for certain other expenses. These fee waivers and/or reimbursements are being made in order to keep the annual fees and expenses for the Portfolio's Investor A Shares and Investor B Shares at certain levels. Other Expenses and Total Annual Portfolio Operating Expenses, after taking these fee waivers and expense reimbursements into account, are expected to be .19% and 1.04%, respectively, for Investor A Shares and .19% and 1.74%, respectively, for Investor B Shares. These fee waivers and expense reimbursements may be revised or cancelled at any time.

 Risk/Return Summary       Growth & Income Equity Portfolio
This example will help you compare the cost of investing in the Portfolio with the cost of investing in other mutual funds. The example assumes that you invest $10,000 for the time periods shown, reinvest all of your dividends and distributions, and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, the Portfolio's operating expenses remain the same and your Investor B Shares automatically convert to Investor A Shares after six years. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

      Example

                                                     1     3     5      10
                                                    Year Years Years  Years
  Investor A Shares                                 $662 $898  $1,153 $1,881
 ---------------------------------------------------------------------------
  Investor B Shares                                 $689 $885  $1,206 $1,829
  If you hold Investor B Shares, you would pay the
  following expenses if you did not sell
  your shares:                                      $189 $585  $1,006 $1,829
----------------------------------------------------------------------------

         Risk/Return Summary               Growth Equity Portfolio

--------------------------------------------------------------------------------
Growth stocks may offer above-average revenue and earnings potential and accompanying capital growth, typically with a lower dividend yield than value stocks.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Portfolio Manager

Walter Dewey, Chartered Financial Analyst, is responsible for the day-to-day management of the Portfolio. He has been with FIRMCO and its affiliates for 16 years and has managed the Portfolio since February 2000.
--------------------------------------------------------------------------------
Investment Objective

The Portfolio's investment objective is capital appreciation.

Principal Investment Strategies

The Portfolio invests primarily in the common stocks of growth companies. In selecting securities for the Portfolio, the Adviser evaluates a company's earnings history and the risk and volatility of the company's business. The Adviser also considers other factors, such as product position and the ability to increase market share, but the ability to increase company earnings is the primary consideration.

Under normal market conditions, the Portfolio invests at least 65% of its total assets in stocks or other equity securities, such as preferred stocks, rights, and warrants. Typically, the Portfolio's stocks are those of large- and medium-capitalization companies that are listed on the New York Stock Exchange, the American Stock Exchange or NASDAQ.

The Portfolio may emphasize, from time to time, particular companies or market sectors, such as technology, in attempting to achieve its investment objective.

Principal Risk Considerations

The Portfolio invests in stocks and other equity securities, which may decline in value over short or extended periods of time. Equity markets tend to be cyclical; there are times when stock prices generally increase, and other times when they generally decrease. This could cause the value of your investment in the Portfolio to fluctuate. In addition, the Portfolio is subject to the additional risk that the growth stocks it typically holds may not perform as well as other types of stocks, such as value stocks.

To the extent that the Portfolio emphasizes particular companies or market sectors, such as technology, it will be especially susceptible to the risks associated with investments in those companies or market sectors. Stocks of technology companies may be subject to greater price volatility than stocks of companies in other sectors. Technology companies may produce or use products or services that prove commercially unsuccessful, become obsolete or become adversely impacted by government regulation. Technology stocks may experience significant price movements caused by disproportionate investor optimism or pessimism.

The Adviser evaluates the rewards and risks presented by all securities purchased by the Portfolio and how they may advance the Portfolio's investment objective. It is possible, however, that these evaluations will prove to be inaccurate.

 Risk/Return Summary                       Growth Equity Portfolio

Return History+

The bar chart and table on this page show the Portfolio's annual returns and long-term performance, thereby giving some indication of the risk of investing in the Portfolio. The bar chart shows how the performance of the Portfolio's Investor A Shares has varied from year to year. The table shows how the Portfolio's average annual returns for one year, five years and since inception compare to those of a broad-based market index. Both the bar chart and table assume reinvestment of all dividends and distributions. The Portfolio's past performance does not necessarily indicate how it will perform in the future.

--------------------------------------------------------------------------------
Know your index

The S&P 500 Index is an unmanaged index comprised of 500 widely held common stocks listed on the New York Stock Exchange, the American Stock Exchange, and NASDAQ.
--------------------------------------------------------------------------------
   Investor A Shares
   Year-by-Year Total Returns
   (as of December 31 each year)


                                    [GRAPH]

                           1994               -2.06%
                           1995               44.17%
                           1996               17.49%
                           1997               26.98%
                           1998               30.02%
                           1999               24.16%


 The returns for Investor B Shares differed from the returns shown in the bar chart, because the two classes bear different expenses. The bar chart does not reflect any sales charges on purchases of the Portfolio's Investor A Shares. If sales charges were included, returns would be lower than those shown.

       Best quarter:     25.64% for the quarter ending
                         December 31, 1998
       Worst quarter:    -11.84% for the quarter ending
                         September 30, 1998

     -------------------------------------------------------------------------

               Average Annual Total Returns
               for the periods ended December 31, 1999
              -----------------------------------------------------------------

                                                                       Since
                                                      1 Year 5 Years Inception
                                ----------------------------------------------
  Investor A Shares
  (with 5.50% sales charge)                           17.32% 26.83%  18.19%/1/
                                ----------------------------------------------
  Investor B Shares
  (with applicable contingent deferred sales charge)  18.34%    N/A  21.21%/1/
                                ----------------------------------------------
  S&P 500 Index                                       21.04% 28.56%  21.53%/2/
                                                                     21.74%/3/
------------------------------------------------------------------------------

 + The Portfolio commenced operations on January 4, 1993 as the Arrow Equity
   Portfolio, a separate investment portfolio (the "Predecessor Portfolio") of Arrow Funds. On November 24, 1997, the Predecessor Portfolio was reorganized as a new portfolio of the Fund. Prior to the reorganization, the Predecessor Portfolio offered and sold shares that were similar to the Fund's Investor A Shares. Annual returns for periods prior to November 24, 1997 reflect the performance of the Predecessor Portfolio.
 /1/January 4, 1993 for Investor A Shares; February 23, 1998 for Investor B
   Shares.
 /2/December 31, 1992.
 /3/February 28, 1998.

 Risk/Return Summary                       Growth Equity Portfolio


The table on this page shows the fees and expenses that you pay if you buy and hold Investor A Shares or Investor B Shares of the Growth Equity Portfolio. Fees and Expenses

  Shareholder Fees                                       Investor A Investor B
  (fees you pay directly)                                  Shares     Shares
  Maximum sales charge (load) to buy shares, shown as a
  % of the offering price                                 5.50%/1/       None
 -----------------------------------------------------------------------------
  Maximum deferred sales charge (load) shown as a % of
  the offering price or sale price, whichever is less         None   5.00%/2/

  Annual Portfolio Operating Expenses
  (expenses that are deducted from the       Investor Investor
  Portfolio's assets)                        A Shares B Shares
  Management Fees                             .75%     .75%
 -------------------------------------------------------------
  Distribution (12b-1) and Service Fees       .30%    1.00%
 -------------------------------------------------------------
  Other Expenses                              .32%/3/  .32%/3/
 -------------------------------------------------------------
  Total Annual Portfolio Operating Expenses  1.37%/3/ 2.07%/3/
--------------------------------------------------------------

/1/Reduced sales charges may be available. See "Distribution Arrangements/Sales
  Charges" below.
/2/This amount applies if you sell your shares in the first year after purchase and gradually declines until it is eliminated after six years. After six years, your Investor B Shares will automatically convert to Investor A Shares. See "Distribution Arrangements/Sales Charges" below.
/3/Other Expenses and Total Annual Portfolio Operating Expenses for the
  Portfolio's Investor A Shares and Investor B Shares for the current fiscal year are expected to be less than the amounts shown above because certain of the Portfolio's service providers are voluntarily waiving a portion of their fees and/or reimbursing the Portfolio for certain other expenses. These fee waivers and/or reimbursements are being made in order to keep the annual fees and expenses for the Portfolio's Investor A Shares and Investor B Shares at certain levels. Other Expenses and Total Annual Portfolio Operating Expenses, after taking these fee waivers and expense reimbursements into account, are expected to be .22% and 1.27%, respectively, for Investor A Shares and .22% and 1.97%, respectively, for Investor B Shares. These fee waivers and expense reimbursements may be revised or cancelled at any time.

 Risk/Return Summary                       Growth Equity Portfolio


This example will help you compare the cost of investing in the Portfolio with the cost of investing in other mutual funds. The example assumes that you invest $10,000 for the time periods shown, reinvest all of your dividends and distributions, and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, the Portfolio's operating expenses remain the same and your Investor B Shares automatically convert to Investor A Shares after six years. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
      Example

                                                        1     3     5      10
                                                       Year Years Years  Years
  Investor A Shares                                    $682 $960  $1,259 $2,106
-------------------------------------------------------------------------------
  Investor B Shares                                    $710 $949  $1,314 $2,057
  If you hold Investor B Shares, you would pay the
  following expenses if you did not sell your shares:  $210 $649  $1,114 $2,057
-------------------------------------------------------------------------------

         Risk/Return Summary     Small Cap Equity Portfolio


--------------------------------------------------------------------------------
Portfolio Manager

Robert J. Anthony, Senior Associate at FIRMCO, and Gregory Glidden, Senior Portfolio Manager at FIRMCO, are responsible for the day-to-day management of the Portfolio. Mr. Anthony has been with FIRMCO and its affiliates for 27 years and has managed the Portfolio since its inception in 1992. Mr. Glidden has been with FIRMCO and its affiliates for 17 years and has co-managed the Portfolio since February 2000.
--------------------------------------------------------------------------------
Investment Objective

The Portfolio's investment objective is capital appreciation.

Principal Investment Strategies

Under normal conditions, the Portfolio invests at least 65% of its total assets in small- to medium-sized companies with market capitalizations from $100 million to $2 billion at the time of purchase and which the Adviser believes have above-average prospects for capital appreciation. Stocks purchased by the Portfolio may be listed on a national securities exchange or may be unlisted securities with or without an established over-the-counter market.

The Portfolio also may invest a portion of its assets in larger companies that the Adviser believes offer improved growth possibilities because of rejuvenated management, product changes or other developments likely to stimulate earnings or asset growth. The Portfolio also invests in stocks the Adviser believes are undervalued or to a limited extent in initial public offerings (IPOs) of new companies that demonstrate the potential for price appreciation. The Adviser selects stocks based on a number of factors, including historical and projected earnings, asset value, potential for price appreciation and earnings growth, and quality of the products manufactured or services offered. The Adviser uses a screening process involving a variety of quantitative techniques in evaluating prospects for capital appreciation.

The Portfolio may emphasize, from time to time, particular companies or market sectors, such as technology, in attempting to achieve its investment objective.

 Risk/Return Summary             Small Cap Equity Portfolio

Principal Risk Considerations

The Portfolio invests in stocks and other equity securities, which may decline in value over short or extended periods of time. Equity markets tend to be cyclical; there are times when stock prices generally increase, and other times when they generally decrease. This could cause the value of your investment in the Portfolio to fluctuate.

Compared to larger-capitalization stocks, small-capitalization stocks tend to carry greater risk and exhibit greater price volatility because their businesses may not be well-established. In addition, some smaller companies may have specialized or limited product lines, markets or financial resources and may be dependent on one-person management. All of these factors increase risk and may result in more significant losses than the other Mercantile Stock Portfolios. In an effort to reduce the risks inherent in smaller-company stocks, the Portfolio's holdings are diversified over a number of companies and industry groups.

To the extent that the Portfolio emphasizes particular companies or market sectors, such as technology, it will be especially susceptible to the risks associated with investments in those companies or market sectors. Stocks of technology companies may be subject to greater price volatility than stocks of companies in other sectors. Technology companies may produce or use products or services that prove commercially unsuccessful, become obsolete or become adversely impacted by government regulation. Technology stocks may experience significant price movements caused by disproportionate investor optimism or pessimism.

The Portfolio's performance results may reflect periods of above-average performance attributable to its investing a portion of its assets in the securities of companies offering shares in IPOs. It is possible that the above-average performance of such companies may not be repeated in the future.

The Adviser evaluates the rewards and risks presented by all securities purchased by the Portfolio and how they may advance the Portfolio's investment objective. It is possible, however, that these evaluations will prove to be inaccurate.

 Risk/Return Summary             Small Cap Equity Portfolio

Return History

The bar chart and table on this page show the Portfolio's annual returns and long-term performance, thereby giving some indication of the risk of investing in the Portfolio. The bar chart shows how the performance of the Portfolio's Investor A Shares has varied from year to year. The table shows how the Portfolio's average annual returns for one year, five years and since inception compare to those of a broad-based market index. Both the bar chart and the table assume reinvestment of all dividends and distributions. The Portfolio's past performance does not necessarily indicate how it will perform in the future.

--------------------------------------------------------------------------------
Know your index

The Russell 2000 Index is an unmanaged index comprised of the 2,000 smallest of the 3,000 largest U.S. companies based on market capitalization.
--------------------------------------------------------------------------------

      Investor A Shares
      Year-by-Year Total Returns
      (as of December 31 each year)


                                    [GRAPH]

                             1993           23.58%
                             1994            2.26%
                             1995           17.14%
                             1996           10.50%
                             1997           20.51%
                             1998           -8.07%
                             1999           16.70%


  The returns for Investor B Shares differed from the returns shown in the bar chart, because the two classes bear different expenses. The bar chart does not reflect any sales charges on purchases of the Portfolio's Investor A Shares. If these sales charges were included, returns would be lower than those shown.

       Best quarter:     18.56% for the quarter ending
                         December 31, 1992
       Worst quarter:    -24.80% for the quarter ending
                         September 30, 1998

     -------------------------------------------------------------------------

               Average Annual Total Returns
               for the periods ended December 31, 1999
              -----------------------------------------------------------------

                                                                       Since
                                                      1 Year 5 Years inception
                                ----------------------------------------------
  Investor A Shares
  (with 5.50% sales charge)                           10.30%  9.61%  11.66%/1/
                                ----------------------------------------------
  Investor B Shares
  (with applicable contingent deferred sales charge)  11.05%    N/A   9.20%/1/
                                ----------------------------------------------
  Russell 2000 Index                                  21.26% 16.69%  14.80%/2/
                                                                     16.61%/3/
------------------------------------------------------------------------------

 1 May 6, 1992 for Investor A Shares; March 6, 1995 (date of initial public investment) for Investor B Shares.
 2 April 30, 1992.
 3 February 28, 1995.

 Risk/Return Summary             Small Cap Equity Portfolio

The table on this page shows the fees and expenses that you pay if you buy and hold Investor A Shares or Investor B Shares of the Small Cap Equity Portfolio.
      Fees and Expenses

  Shareholder Fees (fees    Investor A Investor B
  you pay directly)           Shares     Shares
  Maximum sales charge
  (load) to buy shares,
  shown as a % of the
  offering price             5.50%/1/       None
 ------------------------------------------------
  Maximum deferred sales
  charge (load) shown as a
  % of the offering price
  or sale price, whichever
  is less                        None   5.00%/2/

  Annual Portfolio
  Operating Expenses
  (expenses that are
  deducted from the         Investor A Investor B
  Portfolio's assets)         Shares     Shares
  Management Fees             .75%       .75%
 ------------------------------------------------
  Distribution (12b-1) and
   Service Fees               .30%      1.00%
 ------------------------------------------------
  Other Expenses              .31%/3/    .31%/3/
 ------------------------------------------------
  Total Annual Portfolio
  Operating Expenses         1.36%/3/   2.06%/3/
-------------------------------------------------

 /1/Reduced sales charges may be available. See "Distribution
   Arrangements/Sales Charges" below.
 /2/This amount applies if you sell your shares in the first year after purchase and gradually declines until it is eliminated after six years. After six years, your Investor B Shares will automatically convert to Investor A Shares. See "Distribution Arrangements/Sales Charges" below.
 /3/Other Expenses and Total Annual Portfolio Operating Expenses for the
   Portfolio's Investor A Shares and Investor B Shares for the current fiscal year are expected to be less than the amounts shown above because certain of the Portfolio's service providers are voluntarily waiving a portion of their fees and/or reimbursing the Portfolio for certain other expenses. These fee waivers and/or reimbursements are being made in order to keep the annual fees and expenses for the Portfolio's Investor A Shares and Investor B Shares at certain levels. Other Expenses and Total Annual Portfolio Operating Expenses, after taking these fee waivers and expense reimbursements into account, are expected to be .21% and 1.26%, respectively, for Investor A Shares and .21% and 1.96%, respectively, for Investor B Shares. These fee waivers and expense reimbursements may be revised of cancelled at any time.

 Risk/Return Summary             Small Cap Equity Portfolio

This example will help you compare the cost of investing in the Portfolio with the cost of investing in other mutual funds. The example assumes that you invest $10,000 for the time periods shown, reinvest all of your dividends and distributions, and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, the Portfolio's operating expenses remain the same and your Investor B Shares automatically convert to Investor A Shares after six years. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
      Example

                                                        1     3     5      10
                                                       Year Years Years  Years
  Investor A Shares                                    $681 $957  $1,254 $2,095
 ------------------------------------------------------------------------------
  Investor B Shares                                    $709 $946  $1,308 $2,046
  If you hold Investor B Shares,
  you would pay the following expenses if you did not
  sell
  your shares:                                         $209 $646  $1,108 $2,046
-------------------------------------------------------------------------------

         Risk/Return Summary         Small Cap Equity Index Portfolio


--------------------------------------------------------------------------------
Indexing is a strategy whereby a Portfolio attempts to weight its securities to match those of a broadly-based securities index in an attempt to approximate the index's performance.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
The S&P SmallCap 600 Index is an unmanaged index that tracks the performance of 600 domestic companies traded on the New York Stock Exchange, the American
Stock Exchange and NASDAQ. The S&P SmallCap 600 Index is heavily weighted with the stocks of small companies with market capitalizations that currently range between $28 million and $4.2 billion. S&P does not endorse any stock in the S&P SmallCap 600 Index and is not a sponsor of,or affiliated in any way with, the Portfolio.
--------------------------------------------------------------------------------
Investment Objective

The Portfolio's investment objective is to provide investment results that, before deduction of operating expenses, approximate the price and yield performance of U.S. common stocks with smaller stock market capitalizations, as represented by the S&P SmallCap 600 Index.

The Portfolio's investment objective can be changed by the Fund's Board of Directors without shareholder approval. Shareholders will be given at least 30 days' written notice before any such change occurs.

Principal Investment Strategies

The Portfolio uses an "indexing" strategy through the use of computer models to approximate the investment performance of the S&P SmallCap 600 Index. The Portfolio will invest at least 80% of its total assets in securities listed in the S&P SmallCap 600 Index and typically will hold all 600 stocks represented in the Index. Under certain circumstances, however, the Portfolio may not hold all 600 stocks in the Index because of shareholder activity or changes in the Index. In general, each stock's percentage weighting in the Portfolio is based on its weighting in the S&P SmallCap 600 Index. When stocks are removed from or added to the Index, those changes are reflected in the Portfolio. The Portfolio periodically "rebalances" its holdings as dictated by changes in shareholder purchase and redemption activity and in the composition of the S&P SmallCap 600 Index.

To the extent that, from time to time, the stocks in a particular market sector, such as technology, comprise a significant portion of the S&P SmallCap 600 Index, those stocks will be represented in substantially the same proportion in the Portfolio.

Under normal market conditions, it is expected that the quarterly performance of the Portfolio, before expenses, will track the performance of the S&P SmallCap 600 Index within a .95 correlation coefficient.

 Risk/Return Summary       Small Cap Equity Index Portfolio


Principal Risk Considerations

The Portfolio invests in stocks and other equity securities, which may decline in value over short or extended periods of time. Equity markets tend to be cyclical; there are times when stock prices generally increase, and other times when they generally decrease. This could cause the value of your investment in the Portfolio to fluctuate.

In addition, the Portfolio is subject to the additional risk that the small-capitalization stocks that it holds may not perform as well as other types of stocks. Compared to larger-capitalization stocks, small-capitalization stocks tend to carry greater risk and exhibit greater price volatility because their businesses may not be well-established. In addition, some smaller companies may have specialized or limited product lines, markets or financial resources and may be dependent on one-person management. All of these factors increase risk and may result in more significant losses than the other Mercantile Stock Portfolios. By typically investing in all 600 stocks in the Index, the Portfolio remains broadly diversified, which may reduce some of this risk.

To the extent that the stocks in a particular market sector, such as technology, comprise a significant portion of the S&P SmallCap 600 Index and, correspondingly, of the Portfolio's holdings, the Portfolio will be especially susceptible to the risks associated with investments in those market sectors. Technology companies may produce or use products or services that prove commercially unsuccessful, become obsolete or become adversely impacted by government regulation. Technology stocks may experience significant price movements caused by disproportionate investor optimism or pessimism.

There is the additional risk that the Portfolio's investment results may fail to match those of the S&P SmallCap 600 Index as a result of shareholder purchase and redemption activity, transaction costs, expenses and other factors.

 Risk/Return Summary       Small Cap Equity Index Portfolio


Return History

The bar chart and table on this page show the Portfolio's annual returns and long-term performance, thereby giving some indication of the risk of investing in the Portfolio. The bar chart shows the performance of the Portfolio's Investor A Shares during the last calendar year. The table shows how the Portfolio's average annual returns for one year and since inception compare to those of the S&P SmallCap 600 Index. Both the bar chart and table assume reinvestment of all dividends and distributions. The Portfolio's past performance does not necessarily indicate how it will perform in the future.

   Investor A Shares
   Year-by-Year Total Returns
   (as of December 31 each year)


                                    [GRAPH]

                           1999               7.66%


The bar chart does not reflect any sales charges on purchases of the Portfolio's Investor A Shares. If sales charges were included, the return would be lower than that shown.

       Best quarter:     15.13% for the quarter ending
                         June 30, 1999
       Worst quarter:    -10.88% for the quarter ending
                         March 31, 1999

     -------------------------------------------------------------------------

               Average Annual Total Returns
               for the periods ended December 31, 1999
              -----------------------------------------------------------------

                                      Since
                             1 Year inception
                            -----------------
  Investor A Shares
  (with 5.50% sales charge)   1.70%  4.19%/1/
                            -----------------
  S&P SmallCap 600 Index     12.40% 12.40%/2/
---------------------------------------------

 /1/December 30, 1998.
 /2/December 31, 1998.

 Risk/Return Summary       Small Cap Equity Index Portfolio


The table on the right shows the fees and expenses that you pay if you buy and hold Investor A Shares of the Small Cap Equity Index Portfolio.
      Fees and Expenses

  Shareholder Fees                       Investor A
  (fees you pay directly)                  Shares
  Maximum sales charge (load) to buy
  shares, shown as a % of the offering
  price                                   5.50%/1/
 --------------------------------------------------
  Maximum deferred sales charge (load)
  shown as a % of the offering price or
  sale price, whichever is less               None

  Annual Portfolio Operating Expenses
  (expenses that are deducted from the       Investor A
  Portfolio's assets)                          Shares
  Management Fees                              .40%
 ------------------------------------------------------
  Distribution (12b-1) and Service Fees        .30%
 ------------------------------------------------------
  Other Expenses                               .44%/2/
 ------------------------------------------------------
  Total Annual Portfolio Operating Expenses   1.14%/2/
-------------------------------------------------------

 /1/Reduced sales charges may be available. See "Distribution
    Arrangements/Sales Charges" below.
 /2/Other Expenses and Total Annual Portfolio Operating Expenses for the
    Portfolio's Investor A Shares for the current fiscal year are expected to be less than the amounts shown above because certain of the Portfolio's service providers are voluntarily waiving a portion of their fees and/or reimbursing the Portfolio for certain other expenses. These fee waivers and/or reimbursements are being made in order to keep the annual fees and expenses for the Portfolio's Investor A Shares at a certain level. Other Expenses and Total Annual Portfolio Operating Expenses, after taking these fee waivers and expense reimbursements into account, are expected to be .34% and 1.04%, respectively, for Investor A Shares. These fee waivers and expense reimbursements may be revised or cancelled at any time.

 Risk/Return Summary       Small Cap Equity Index Portfolio

This example will help you compare the cost of investing in the Portfolio with the cost of investing in other mutual funds. The example assumes that you invest $10,000 for the time periods shown, reinvest all of your dividends and distributions, and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and the Portfolio's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
      Example

                      1     3     5      10
                     Year Years Years  Years
  Investor A Shares  $660 $892  $1,143 $1,860
---------------------------------------------

         Risk/Return Summary            International Equity Portfolio

--------------------------------------------------------------------------------
Sub-Adviser/Portfolio Manager

FIRMCO has appointed Clay Finlay Inc. ("Clay Finlay" or the "Sub-Adviser") as sub-adviser to assist in the day-to-day management of the Portfolio. Frances Dakers, a principal and senior portfolio manager of Clay Finlay, is responsible for the management of the Portfolio. Ms. Dakers has been with Clay Finlay since January 1982 and has managed the Portfolio since it began operations in 1994.
--------------------------------------------------------------------------------
Investment Objective

The Portfolio's investment objective is to provide capital growth consistent with reasonable investment risk.

Principal Investment Strategies

The Portfolio invests primarily in foreign common stocks, most of which will be denominated in foreign currencies. During normal market conditions, the Portfolio will invest substantially all (at least 80%) of its total assets in the securities of companies that derive more than 50% of their gross revenues outside the United States or have more than 50% of their assets outside the United States. Under normal market conditions, the Portfolio invests in equity securities from at least three foreign countries. Generally, at least 50% of the Portfolio's total assets will be invested in securities of companies located either in the developed countries of Western Europe or in Japan. The Portfolio also may invest in other developed countries in the Far East and in countries with emerging markets or economies.

By investing in various foreign stocks, the Portfolio attempts to achieve broad diversification and to take advantage of differences between economic trends and the performance of securities markets in different countries, regions and geographic areas. In selecting stocks, the Sub-Adviser determines which companies represent the best values relative to their long-term growth prospects and local markets through the use of a screening tool which focuses on valuation ranges. The Sub-Adviser focuses on companies with steady, sustainable earnings growth rates that sell at a multiple lower than the average for that growth rate in the local market. The Sub-Adviser also uses fundamental analysis by evaluating balance sheets, market share and strength of management.

         Risk/Return Summary            International Equity Portfolio

Principal Risk Considerations

Investing in foreign companies involves different risks than investing in U.S. companies due to such factors as foreign government restrictions, different accounting standards and political instability. Although the multinational character of the Portfolio's investments should reduce the effect that events in any one country or geographic area will have on overall performance, negative results in one foreign market may offset gains in, or negatively affect, other foreign markets.

The risks associated with foreign investments are heightened when investing in emerging markets. The governments and economies of emerging market countries feature greater instability than those of more developed countries. Such investments tend to fluctuate in price more widely and to be less liquid than other foreign investments.

The Portfolio is also subject to currency risk, which is the potential for price fluctuations in the dollar value of the foreign securities which the Portfolio holds because of changing currency exchange rates.

As with U.S. equity markets, foreign equity markets tend to be cyclical. There are times when stock prices generally increase, and other times when they generally decrease.

The Adviser evaluates the rewards and risks presented by all securities purchased by the Portfolio and how they may advance the Portfolio's investment objective. It is possible, however, that these evaluations will prove to be inaccurate.

 Risk/Return Summary                   International Equity Portfolio


Return History

The bar chart and table on this page show the Portfolio's annual returns and long-term performance, thereby giving some indication of the risk of investing in the Portfolio. The bar chart shows how the performance of the Portfolio's Investor A Shares has varied from year to year. The table shows how the Portfolio's average annual returns for one year, five years and since inception compare to those of a broad-based market index. Both the bar chart and table assume reinvestment of all dividends and distributions. The Portfolio's past performance does not necessarily indicate how it will perform in the future.

--------------------------------------------------------------------------------
Know your index

The Morgan Stanley Capital International Europe, Australasia and Far East
Index, or EAFE Index, is an unmanaged index consisting of companies in Australia, New Zealand, Europe and the Far East.
--------------------------------------------------------------------------------

   Investor A Shares
   Year-by-Year Total Returns
   (as of December 31 each year)


                                    [GRAPH]

                             1995           9.41%
                             1996           9.98%
                             1997           4.68%
                             1998          17.42%
                             1999          50.47%


The returns for Investor B Shares differed from the returns shown in the bar chart, because the two classes bear different expenses. The bar chart does not reflect any sales charges on purchases of the Portfolio's Investor A shares. If sales charges were included, returns would be lower than those shown.

       Best quarter:     27.41% for the quarter ending
                         December 31, 1999
       Worst quarter:    -17.12% for the quarter ending
                         September 30, 1998

     -------------------------------------------------------------------------

               Average Annual Total Returns
               for the periods ended December 31, 1999
              -----------------------------------------------------------------

                                                                        Since
                                                      1 Year  5 Years inception
                            ---------------------------------------------------
  Investor A Shares
  (with 5.50% sales charge)                           42.22%   16.03% 13.78%/1/
                            ---------------------------------------------------
  Investor B Shares
  (with applicable contingent deferred sales charge)  44.31%     N/A  18.05%/1/
                            ---------------------------------------------------
  EAFE Index                                          26.96%   12.83% 11.21%/2/
                                                                      14.28%/3/
-------------------------------------------------------------------------------

 /1/ May 2, 1994 for Investor A Shares; March 6, 1995 (date of initial public investment) for Investor B Shares.
 /2/ April 30, 1994.
 /3/ February 28, 1995.

 Risk/Return Summary         International Equity Portfolio


The table on this page shows the fees and expenses that you pay if you buy and hold Investor A Shares or Investor B Shares of the International Equity Portfolio.
      Fees and Expenses

  Shareholder Fees                                       Investor A Investor B
  (fees you pay directly)                                  Shares     Shares
  Maximum sales charge (load) to buy shares, shown as a
  % of the offering price                                 5.50%/1/       None
 -----------------------------------------------------------------------------
  Maximum deferred sales charge (load) shown as a % of
  the offering price or sale price, whichever is less         None   5.00%/2/

  Annual Portfolio Operating Expenses
  (expenses that are deducted from the       Investor A Investor B
  Portfolio's assets)                          Shares     Shares
  Management Fees                             1.00%      1.00%
 -----------------------------------------------------------------
  Distribution (12b-1) and Service Fees        .30%      1.00%
 -----------------------------------------------------------------
  Other Expenses                               .45%/3/    .45%/3/
 -----------------------------------------------------------------
  Total Annual Portfolio Operating Expenses   1.75%/3/   2.45%/3/
------------------------------------------------------------------

 /1/Reduced sales charges may be available. See "Distribution
    Arrangements/Sales Charges" below.
 /2/This amount applies if you sell your shares in the first year after purchase and gradually declines until it is eliminated after six years. After six years, your Investor B Shares will automatically convert to Investor A Shares. See "Distribution Arrangements/Sales Charges" below.
 /3/Other Expenses and Total Annual Portfolio Operating Expenses for the
    Portfolio's Investor A Shares and Investor B Shares for the current fiscal year are expected to be less than the amounts shown above because certain of the Portfolio's service providers are voluntarily waiving a portion of their fees and/or reimbursing the Portfolio for certain other expenses. These fee waivers and/or reimbursements are being made in order to keep the annual fees and expenses for the Portfolio's Investor A Shares and Investor B Shares at certain levels. Other Expenses and Total Annual Portfolio Operating Expenses, after taking these fee waivers and expense reimbursements into account, are expected to be .26% and 1.56%, respectively, for Investor A Shares and .26% and 2.26%, respectively, for Investor B Shares. These fee waivers and expense reimbursements may be revised or cancelled at any time.

 Risk/Return Summary         International Equity Portfolio

This example will help you compare the cost of investing in the Portfolio with the cost of investing in other mutual funds. The example assumes that you invest $10,000 for the time periods shown, reinvest all of your dividends and distributions, and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, the Portfolio's operating expenses remain the same and your Investor B Shares automatically convert to Investor A Shares after six years. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

      Example

                                                    1     3      5      10
                                                   Year Years  Years  Years
  Investor A Shares                                $718 $1,071 $1,447 $2,499
 ---------------------------------------------------------------------------
  Investor B Shares                                $748 $1,064 $1,506 $2,456
  If you hold Investor B Shares,
  you would pay the following expenses if you did
  not sell
  your shares:                                     $248 $  764 $1,306 $2,456
----------------------------------------------------------------------------

         Risk/Return Summary           Additional Information on Risk

The principal risks of investing in each Portfolio are described on the previous pages. The following supplements that discussion.

Securities Lending

To obtain interest income, the Portfolios may lend their securities to broker-dealers, banks or institutional borrowers pursuant to agreements requiring that the loans be continuously secured by collateral equal at all times in value to at least the market value of the securities loaned. There is the risk that, when lending portfolio securities, the securities may not be available to the Portfolio on a timely basis. Therefore, the Portfolio may lose the opportunity to sell the securities at a desirable price. Additionally, in the event that a borrower of securities would file for bankruptcy or become insolvent, disposition of the securities may be delayed pending court action.

Temporary Defensive Positions

Each Portfolio may temporarily hold investments that are not part of its main investment strategy to try to avoid losses during unfavorable market conditions. These investments may include cash (which will not earn any income), money market instruments, short-term debt securities issued or guaranteed by the U.S. Government or its agencies and, in the case of the International Equity Portfolio, debt obligations of U.S. companies having their principal business activities in the U.S. This strategy could prevent a Portfolio from achieving its investment objective and could reduce the Portfolio's return and affect its performance during a market upswing.

Other Types of Investments

This prospectus describes each Portfolio's principal investment strategies and the particular types of securities in which each Portfolio principally invests. Each Portfolio may, from time to time, make other types of investments and pursue other investment strategies in support of its overall investment goal. These supplemental investment strategies--and the risks involved--are described in detail in the Statement of Additional Information ("SAI"), which is referred to on the back cover of this prospectus.

Year 2000 Risks

Over the past several years, the Adviser and the Portfolios' other major service providers expended considerable time and money in addressing the computer and technology problems associated with the transition to the Year 2000. As a result of those efforts, the Portfolios did not experience any material disruptions in their operations as a result of the transition to the 21st century. The Adviser and the Portfolios' other major service providers are continuing to monitor the Year 2000 or Y2K problem, however, and there can be no assurances that there will be no adverse impact to the Portfolios as a result of future computer-related Y2K difficulties.

         Your Account          Distribution Arrangements/Sales Charges

Share Classes

Each Portfolio offers Investor A Shares and each Portfolio except the Equity Index Portfolio and Small Cap Equity Index Portfolio offers Investor B Shares. The primary difference between the share classes is the sales charge structure and distribution/service fee arrangement.

--------------------------------------------------------------------------------

  Types of Charges      Investor A Shares          Investor B Shares

  Sales Charge (Load)   A front-end sales charge   A contingent deferred
                        is assessed at the time of sales charge (CDSC) is
                        your purchase.             assessed on shares
                                                   redeemed within six years
                                                   of purchase. Investor B
                                                   Shares automatically
                                                   convert to Investor A
                                                   Shares six years after
                                                   purchase.
-----------------------------------------------------------------------------
  Distribution (12b-1)  Subject to annual          Subject to annual
  and Service Fees      distribution and           distribution and
                        shareholder servicing fees shareholder servicing fees
                        of up to 0.30% of a        of up to 1.00% of a
                        Portfolio's average daily  Portfolio's average daily
                        net assets attributable to net assets attributable to
                        its Investor A Shares.     its Investor B Shares.

--------------------------------------------------------------------------------

 Your Account       Distribution Arrangements/Sales Charges


Calculation of Sales Charges
Investor A Shares

                                    Sales Charge   Sales Charge      Dealers'
                                   as a % of the     as a % of     Reallowance
          Amount of                Offering Price Net Asset Value   as a % of
         Transaction                 Per Share       Per Share    Offering Price
  Less than $50,000                    5.50%           5.82%          5.00%
--------------------------------------------------------------------------------
  $50,000 but less than $100,000       4.50%           4.71%          4.00%
--------------------------------------------------------------------------------
  $100,000 but less than $250,000      3.50%           3.63%          3.00%
--------------------------------------------------------------------------------
  $250,000 but less than $500,000      2.50%           2.56%          2.00%
--------------------------------------------------------------------------------
  $500,000 but less than $1
  million                              2.00%           2.04%          1.50%
--------------------------------------------------------------------------------
  $1 million or more                   0.50%           0.50%          0.40%
--------------------------------------------------------------------------------

The Fund's distributor reserves the right to pay the entire sales charge on purchases of Investor A Shares to dealers. In addition, the Fund's distributor may from time to time implement programs under which a broker-dealer's sales force may be eligible to win nominal awards for certain sales efforts. If any such program is made available to any broker-dealer, it will be made available to all broker-dealers on the same terms. Payments made under such programs are made by the Fund's distributor out of its own assets and not out of the assets of the Portfolios. These programs will not change the price of Investor A Shares or the amount that the Portfolios will receive from such sales.

 Your Account       Distribution Arrangements/Sales Charges


Calculation of Sales Charges
Investor B Shares


For purposes of
calculating the CDSC, all
purchases made during a
calendar month are
considered to be made on
the first day of that
month. The CDSC is based
on the value of the
Investor B Shares on the
date that they are sold
or the original cost of
the shares, whichever is
lower. To keep your CDSC
as low as possible each
time you sell shares, the
Fund will first sell any
shares in your account
that are not subject to a
CDSC. If there are not
enough of these, the Fund
will sell the shares that
have the lowest CDSC.

                          Number of      CDSC as a % of
                         Years Since     Dollar Amount
                          Purchase   Subject to the Charge
                             0-1              5.0%
                             1-2              4.0%
                             2-3              3.0%
                             3-4              3.0%
                             4-5              2.0%
                             5-6              1.0%
                         More than 6          None

                             ----------------------------

Sales Charge Reductions
Investor A Shares

You may reduce the sales charge on Investor A Shares through:

 . Rights of Accumulation. You can add the value of the Investor A Shares that you already own in any Portfolio of the Fund that charges a sales load, as well as the value of any existing Class A shares of any other fund in the Firstar family of funds, to your next investment in Investor A Shares for purposes of calculating the sales charge.

 . Quantity Discounts. As the dollar amount of your purchase increases, your sales charge may decrease (see the table on page 43). In addition, the Fund will combine purchases made on the same day by you and your immediate family members when calculating applicable sales charges.

 . Letter of Intent. You can purchase Investor A Shares of any Portfolio of the
  Fund or Class A shares of any fund in the Firstar family of funds that charges a sales load over a 13-month period and pay the same sales charge you would have paid if all shares were purchased at once. The Fund's transfer agent will hold in escrow 5% of your total investment (for payment of a higher sales load in case you do not purchase the full amount indicated on the application) until the full amount is received. To participate, complete the "Letter of Intent" section on your account application.

 . Reinvestment Privilege. You can reinvest some or all of the money that you receive when you sell Investor A Shares of a Portfolio in Investor A Shares of any Portfolio of the Fund or in shares of any other fund in the Firstar family of funds within 60 days without paying a sales charge. You must notify the Fund's transfer agent at the time of your reinvestment that you qualify for this privilege.

 Your Account       Distribution Arrangements/Sales Charges




--------------------------------------------------------------------------------
Purchase of Investor A Shares at Net Asset Value
From time to time, the Fund's distributor may offer investors the option to purchase Investor A Shares at net asset value without payment of a front-end sales charge. To qualify, you must pay for the shares with the redemption proceeds from a non-affiliated mutual fund. In addition, you must have paid a front-end sales charge on the shares you redeem. The purchase of Investor A Shares must occur within 30 days of the prior redemption, and you must show evidence of the redemption transaction. At the time of purchase, your broker-dealer or other financial institution must notify the Fund that your transaction qualifies for a purchase at net asset value.
--------------------------------------------------------------------------------
Sales Charge Waivers
Investor A Shares

In addition, there's no sales charge when you buy Investor A Shares if:

 . You buy shares by reinvesting your dividends and capital gains distributions.

 . You're an officer or director of the Fund (or an immediate family member of any such individual).

 . You're a director, a current or retired employee or a participant in an employee benefit or retirement plan of Firstar Corporation or the Fund's distributor or any of their affiliates (or an immediate family member of any such individual).

 . You're a broker, dealer or agent who has a sales agreement with the Fund's distributor (or an employee or immediate family member of any such individual).

 . You buy shares pursuant to a wrap-free program offered by a broker-dealer or other financial institution.

 . You buy shares with the proceeds of Trust Shares or Institutional Shares of a Portfolio redeemed in connection with a rollover of benefits paid by a qualified retirement or employee benefit plan or a distribution on behalf of any other qualified account administered by Firstar Bank, N.A. or its affiliates or correspondents within 60 days of receipt of such payment.

 . You buy shares through a payroll deduction program.

 . You're an employee of any sub-adviser to the Fund.

 . You were a holder of a Southwestern Bell VISA card formerly issued by Mercantile Bank of Southern Illinois, N.A. and you participated in the Fund's Automatic Investment Program.

 . You're exchanging Trust Shares of a Portfolio received from the distribution of assets held in a qualified trust, agency or custodian account with Firstar Bank, N.A. or any of its affiliates or correspondents.

 . You're another investment company distributed by the Fund's distributor or its affiliates.

If you think you qualify for any of these waivers, please call the Fund at 1-800-452-2724 before buying any shares.

 Your Account       Distribution Arrangements/Sales Charges


Sales Charge Waivers
Investor B Shares

No CDSC is assessed on redemptions of Investor B Shares if:

 . The shares were purchased with reinvested dividends or capital gains distributions.

 . The shares were purchased through an exchange of Investor B Shares of another
  Portfolio.

 . The redemption represents a distribution from a qualified retirement plan under Section 403(b)(7) of the Internal Revenue Code, due to death, disability or the attainment of a specified age.

 . The redemption is in connection with the death or disability of the shareholder.

 . You participate in the Systematic Withdrawal Plan and your annual withdrawals do not exceed 12% of your account's value.

 . Your account falls below the Portfolio's minimum account size, and the Fund liquidates your account (see page 52).

 . The redemption results from a tax-free return of an excess contribution, pursuant to Section 408(d)(4) or (5) of the Internal Revenue Code.

Distribution and Service Fees

Investor A Shares of the Portfolios pay distribution (12b-1) and shareholder service fees at an annual rate of up to 0.30% of each Portfolio's Investor A Share assets. Investor B Shares of the Portfolios pay distribution (12b-1) and shareholder service fees at an annual rate of up to 1.00% of each Portfolio's Investor B Share assets. The Fund has adopted separate distribution and service plans under Rule 12b-1 that allow each Portfolio to pay fees from its Investor A Share or Investor B Share assets for selling and distributing Investor A Shares or Investor B Shares, as the case may be, and for services provided to shareholders. Because 12b-1 fees are paid on an ongoing basis, over time they increase the cost of your investment and may cost more than other sales charges.

Converting Investor B Shares to Investor A Shares

Six years after you buy Investor B Shares of a Portfolio, they will automatically convert to Investor A Shares of the Portfolio. This allows you to benefit from the lower annual expenses of Investor A Shares.

Choosing Between Investor A Shares and Investor B Shares

In deciding whether to buy Investor A Shares or Investor B Shares, you should consider how long you plan to hold the shares. Over time, the higher fees on Investor B Shares may equal or exceed the initial sales charge and fees for Investor A Shares. Investor A Shares may be a better choice if you qualify to have the sales charges reduced or eliminated, or if you plan to sell your shares within one or two years. Consult your financial adviser for help in choosing the appropriate share class.

 Your Account                    Explanation of Sales Price



--------------------------------------------------------------------------------
Business days defined
A business day is any day that the New York Stock Exchange is open for business. Currently, the Fund observes the following holidays: New Year's Day, Martin Luther King Jr. Day, Presidents' Day, Good Friday, Memorial Day (observed), Independence Day (observed), Labor Day, Thanksgiving and Christmas.
--------------------------------------------------------------------------------
Shares of each class in a Portfolio are sold at their net asset value (NAV) plus, in the case of Investor A Shares, a front-end sales charge, if applicable. This is commonly referred to as the "public offering price."

The NAV for each class of shares of a Portfolio is determined as of the close of regular trading on the New York Stock Exchange (currently 3:00 p.m., Central time) on every business day. The NAV for a class of shares is determined by adding the value of the Portfolio's investments, cash and other assets attributable to a particular share class, subtracting the Portfolio's liabilities attributable to that class and then dividing the result by the total number of shares in the class that are outstanding.

 . Each Portfolio's investments are valued according to market value. When a market quote is not readily available, the security's value is based on "fair value" as determined by FIRMCO (or Clay Finlay, with respect to the International Equity Portfolio) under the supervision of the Fund's Board of Directors. Foreign securities acquired by the International Equity Fund may be valued in foreign markets on days when the Portfolio's NAV is not calculated. In such cases, the NAV of the Portfolio's shares may be significantly affected on days when investors cannot buy and sell Portfolio shares.

 . If you properly place a purchase order (see "How to Buy Shares" on page 48) that is delivered to the Fund before 3:00 p.m. (Central time) on any business day, the order receives the share price determined for your share class as of 3:00 p.m. (Central time) that day. If the order is received after 3:00 p.m. (Central time), it will receive the price determined on the next business day. You must pay for your shares no later than 3:00 p.m. (Central time) three business days after placing the order, or the order will be canceled.

 Your Account                             How to Buy Shares

Investing in the Mercantile Stock Portfolios is quick and convenient. You can purchase Investor A Shares or Investor B Shares in any of the following ways:

 . Through a broker-dealer organization. You can purchase shares through any broker-dealer organization that has a sales agreement with the Fund's distributor. The broker-dealer organization is responsible for sending your purchase order to the Fund.

 . Through a financial organization. You can purchase shares through any financial organization that has entered into a servicing agreement with the Fund. The financial organization is responsible for sending your purchase order to the Fund.

                       To Open       To Add to
Minimum Investments  Your Account  Your Account
Regular accounts        $1,000          $50
-------------------------------------------------
Sweep program
through your
financial
institution              None          None
-------------------------------------------------
Wrap fee program
through your
financial
institution              None          None
-------------------------------------------------
Payroll Deduction
 Program*                None           $25
-------------------------------------------------
ConvertiFund*           $5,000    $ 1,000 minimum
                                  account balance
-------------------------------------------------
Periodic Investment
 Plan*                   $50            $50
-------------------------------------------------

 *  See Investor Programs below.
 . Directly from the Fund by mail. Just complete an account application and send it, along with a check for at least the minimum purchase amount, to:
  Mercantile Mutual Funds, Inc., c/o Firstar Mutual Fund Services, LLC, P.O.
  Box 3011, Milwaukee, Wisconsin 53201-3011 (via overnight delivery to 615 E. Michigan Street, Milwaukee, Wisconsin 53202). Remember to specify whether you're buying Investor A Shares or Investor B Shares. To make additional investments once you've opened your account, send your check to the address above together with the detachable form that's included with your Fund statement or confirmation of a prior transaction or a letter stating the amount of your investment, the name of the Portfolio you want to invest in and your account number.

In addition, you may call the Fund at 1-800-452-2724 for more information on how to buy shares.

 Your Account                            How to Sell Shares



--------------------------------------------------------------------------------
Selling recently purchased shares
If you attempt to sell shares you recently purchased with a personal check, the Fund may delay processing your request until it collects payment for those shares. This process may take up to 15 days, so if you plan to sell shares shortly after purchasing them, you may want to consider purchasing shares via electronic transfer to avoid delays.
--------------------------------------------------------------------------------
You can arrange to get money out of your account by selling some or all of your shares. This is known as "redeeming" your shares. You can redeem your shares in the following ways:

 . Through a broker-dealer or other financial organization. If you purchased your shares through a broker-dealer or other financial organization, your redemption order should be placed through the same organization. The organization is responsible for sending your redemption order to the Fund on a timely basis.

 . By mail. Send your written redemption request to: Mercantile Mutual Funds, Inc., c/o Firstar Mutual Fund Services, LLC, P.O. Box 3011, Milwaukee, Wisconsin 53201-3011 (via overnight delivery to 615 E. Michigan Street, Milwaukee, Wisconsin 53202). Your request must include the name of the Portfolio, the number of shares or the dollar amount you want to sell, your account number, your social security or tax identification number and the signature of each registered owner of the account. Your request also must be accompanied by any share certificates that are properly endorsed for transfer. Additional documents may be required for certain types of shareholders, such as corporations, partnerships, executors, trustees, administrators or guardians.

 The Fund's transfer agent may require a signature guarantee unless the redemption proceeds are payable to the shareholder of record and the redemption is either mailed to the shareholder's address of record or electronically transferred to the account designated on the original account application. A signature guarantee helps prevent fraud, and you may obtain one from most banks and broker-dealers. Contact your broker-dealer or other financial organization or the Fund for more information on signature guarantees.

 . By telephone. You may redeem your shares by telephone if you have selected that option on your account application and if there has been no change of address by telephone within the preceding 15 days. Call the Fund at 1-800-452-2724 with your request. You may have your proceeds mailed to your address or transferred electronically to the bank account designated on your account application. If you have not previously selected the telephone privilege, you may add this feature by providing written instructions to the Fund's transfer agent. If you have difficulty getting through to the Fund because of unusual market conditions, consider selling your shares by mail.

You may sell your Portfolio shares at any time. Your shares will be sold at the NAV next determined after the Fund accepts your order (see above). The proceeds of the sale of Investor B Shares will be reduced by the applicable CDSC. Your proceeds ordinarily are sent electronically or mailed by check within three business days. If your account holds both Investor A Shares and Investor B Shares, be sure to specify which shares you are selling. Otherwise, Investor A Shares will be sold first.

 Your Account                             Investor Programs

It's also easy to buy or sell shares of the Portfolios by using one of the programs described below.

Periodic Investment Plan

You may open an account or make additional investments to an existing account for as little as $50 a month with the Fund's Periodic Investment Plan (PIP). Under the PIP (which was formerly known as the Automatic Investment Program), you specify the dollar amount to be automatically withdrawn each month from your bank checking account and invested in your Portfolio account. Purchases of Investor A Shares or Investor B Shares will occur on the day of the month designated by you (or the next business day after the designated day) of each month at the net asset value plus any front-end sales charge, if applicable, next determined on the day the order is effected. To take advantage of the PIP, complete the PIP authorization form included with your account application or contact your broker-dealer or other financial organization.

PIP lets you take advantage of "dollar cost averaging", a long-term investment technique designed to help investors reduce their average cost per share over time. Instead of trying to time the market, you can invest a fixed dollar amount each month. So, you buy fewer Portfolio shares when prices are high and more when prices are low. Because dollar cost averaging involves regular investing over time, regardless of share price, it may not be appropriate for all investors.

In addition, dollar cost averaging does not guarantee a profit or protect against loss in a steadily declining market. To be effective, dollar cost averaging usually should be followed on a sustained, consistent basis. Even then, however, there can be no guarantee of the success of this technique, and it will not prevent a loss if an investor ultimately redeems his or her shares at a price that is lower than the original purchase price.

Exchanges

The exchange privilege enables you to exchange Investor A Shares of one Portfolio for Investor A Shares (or in certain limited circumstances described in the SAI, Trust or Institutional Shares) of another Portfolio and to exchange Investor B Shares of one Portfolio for Investor B Shares of another Portfolio. Just sign up for the exchange privilege on your account application and contact your broker-dealer or other financial organization when you want to exchange shares. You also may exchange shares by telephoning the Fund directly (call 1-800-452-2724) if you have elected this privilege on your account application. The exchange privilege may be exercised only in those states where the class of shares of the Portfolio being acquired may be legally sold.

When exchanging Investor A Shares of a Portfolio that has no sales charge or a lower sales charge for Investor A Shares of a Portfolio with a higher sales charge, you will pay the difference.

You may exchange Investor B Shares without paying a CDSC on the exchange. The holding period of the shares originally held and redeemed will be added to the holding period of the new shares acquired through the exchange.

Shares of the Portfolios also may be exchanged for shares of corresponding classes of the Firstar Funds and the Firstar Stellar Funds. Please read the prospectuses for those Funds before investing.

 Your Account                             Investor Programs


ConvertiFund

This program (which was formerly known as the Automatic Exchange Program) lets you automatically exchange shares of one Portfolio for shares of another Portfolio on a regular basis, as long as the shares are of the same class. Because you're making regular purchases, ConvertiFund enables you to take advantage of dollar cost averaging. (See "Periodic Investment Plan" above.)

To participate, you must make a minimum initial purchase of $5,000 and maintain a minimum account balance of $1,000. In addition, you must complete the authorization form included with your account application or available from your broker-dealer or other financial organization. In order to change instructions with respect to ConvertiFund or to discontinue the program, you must send written instructions to your broker-dealer or other financial organization or to the Fund.

Systematic Withdrawal Plan

If the net asset value of your account equals $10,000 or more, you may take advantage of the Fund's Systematic Withdrawal Plan (SWP). With the SWP (which was formerly known as the Automatic Withdrawal Plan), you can have monthly, quarterly, semi-annual or annual redemptions of at least $50 from your Portfolio account sent to you via check or to your bank account electronically on the day of the month designated by you (or the next business day after the designated day) of the applicable month of withdrawal. No CDSC will be charged on withdrawals of Investor B Shares made through the SWP that don't annually exceed 12% of your account's value.

To participate in the SWP, complete the SWP application included with your account application or contact your broker-dealer or other financial organization. A signature guarantee will be required. You may terminate your participation in the SWP upon 30 days' notice to your broker-dealer or other financial organization or to the Fund.

Payroll Deduction Program

You can make regular investments from your paycheck. The minimum investment is $25 per pay period. Call the Fund at 1-800-452-2724 for an application and further information. The Fund may terminate the program at any time.

Internet Transactions

You generally can request purchases, exchanges and redemptions of Investor A Shares and Investor B Shares of the Portfolios on-line via the Internet after an account is opened. Redemption requests of up to $25,000 will be accepted through the Internet. Payment for shares purchased on-line must be made by electronic funds transfer from your banking institution. To authorize this service, call the Fund's transfer agent at 1-800-452-2724.

The Fund and its agents will not be responsible for any losses resulting from unauthorized on-line transactions when procedures are followed which are designed to confirm that the on-line transaction request is genuine. Statements of accounts shall be conclusive if not objected to in writing within 10 days after transmitted by mail. During periods of significant economic or market change, it may be difficult to reach the Fund on-line. If this happens, you may initiate transactions in your share accounts by mail or otherwise as described above.

 Your Account                  General Transaction Policies

General Transaction Policies

The Fund reserves the right to:

 . Vary or waive any minimum investment requirement.

 . Refuse any order to buy shares.

 . Reject any exchange request.

 . Change or cancel the procedures for selling or exchanging shares by telephone at any time.

 . Redeem all shares in your account if your balance falls below $500. If, within 60 days of the Fund's written request, you have not increased your account balance, you may be required to redeem your shares. The Fund will not require you to redeem shares if the value of your account drops below $500 due to fluctuations in net asset value.

 . Send redemption proceeds within seven days after receiving a request, if an earlier payment could adversely affect a Portfolio.

 . Modify or terminate the Periodic Investment Plan, ConvertiFund and Systematic
  Withdrawal Plan programs at any time.

 . Modify or terminate the exchange privilege after 60 days' written notice to shareholders.

 . Make a "redemption in kind." Under abnormal conditions that may make payment in cash unwise, the Fund may offer partial or complete payment in portfolio securities rather than cash at such securities' then-market-value equal to the redemption price. In such cases, you may incur brokerage costs in converting these securities to cash.

If you elect telephone privileges on the account application or in a letter to the Fund, you may be responsible for any fraudulent telephone orders as long as the Fund has taken reasonable precautions to verify your identity.

Also, your broker/dealer or other financial organization may establish policies that differ from those of the Fund. For example, the organization may charge transaction fees, set higher minimum investments, or impose certain limitations on purchasing or redeeming shares in addition to those identified in this prospectus. Contact your broker/dealer or other financial organization for details.

         Distributions and Taxes

Dividends and Distributions

The Portfolios pay their shareholders dividends from the Portfolios' respective net investment income and distribute any net capital gains the Portfolios have realized.

Dividends for the Balanced, Equity Income, Equity Index, Growth & Income Equity and Growth Equity Portfolios are declared and paid monthly. Dividends for the Small Cap Equity, Small Cap Equity Index and International Equity Portfolios are declared and paid quarterly. Capital gains, if any, for all of the Portfolios are distributed at least once a year. It's expected that each Portfolio's annual distributions will normally--but not always--consist primarily of capital gains and not ordinary income.

Dividends on each share class of the Portfolios are determined in the same manner and are paid in the same amount. However, each share class bears all expenses associated with that particular class. So, because Investor B Shares have higher distribution and service fees than Investor A Shares, the dividends paid to Investor B shareholders will be lower than those paid to Investor A shareholders.

All of your dividends and capital gains distributions with respect to a particular Portfolio will be reinvested in additional shares of the same class unless you instruct otherwise on your account application or have redeemed all shares you held in the Portfolio. In such cases, dividends and distributions will be paid in cash.

 Distributions and Taxes

Taxation

As with any investment, you should consider the tax implications of an investment in the Portfolios. The following is only a brief summary of some of the important tax considerations, generally affecting the Portfolios and their shareholders under current law, which may be subject to change in the future. Consult your tax adviser with specific reference to your own tax situation.

 . Each Portfolio contemplates declaring as dividends each year all or substantially all of its taxable income, including its net capital gains (the excess of long-term capital gain over short-term capital loss). Distributions attributable to the net capital gain of a Portfolio will be taxable to you as long-term capital gain, regardless of how long you will have held your shares. Other Portfolio distributions will generally be taxable as ordinary income. You will be subject to income tax on distributions regardless of whether they are paid in cash or reinvested in additional shares.

 . If you purchase shares just prior to a distribution, the purchase price will reflect the amount of the upcoming distribution, but you will be taxed on the entire amount of the distribution received even though, as an economic matter, the distribution simply constitutes a return of capital. This is known as "buying into a dividend."

 . You will recognize a taxable gain or loss on a sale, exchange or redemption of your shares, including an exchange for shares of another Portfolio, based on the difference between your tax basis in the shares and the amount you receive for them. Generally, this gain or loss will be long-term or short-term depending on whether your holding period for the shares exceeds 12 months, except that any loss realized on shares held for six months or less will be treated as a long-term capital loss to the extent that any long-term capital gain distributions were received with respect to the shares.

 . Distributions on, and sales, exchanges and redemptions of, shares held in an IRA or other tax-qualified plan will not be currently taxable.

 . The International Equity Portfolio is expected to be subject to foreign withholding taxes with respect to dividends or interest received from sources in foreign countries. The Portfolio may make an election to treat a proportionate amount of these taxes as a distribution to each shareholder. This will allow each shareholder to either (1) credit such proportionate amount of taxes against U.S. federal income tax liability, or (2) take such amount as an itemized deduction.

A Portfolio's dividends that are paid to its corporate shareholders and are attributable to qualifying dividends the Portfolio receives from U.S. domestic corporations may be eligible, in the hands of the corporate shareholders, for the corporate dividends-received deduction, subject to certain holding period requirements and debt financing limitations.

 Distributions and Taxes

--------------------------------------------------------------------------------
You will be advised at least annually regarding the federal income tax treatment of dividends and distributions made to you. You should save your account statements because they contain information you will need to calculate your capital gains or losses, if any, upon your ultimate sale or exchange of shares in the Portfolios.
--------------------------------------------------------------------------------

Shareholders may also be subject to state and local taxes on distributions and redemptions. State income taxes may not apply however, to the portions of each Portfolio's distributions, if any, that are attributable to interest on U.S. Government securities or interest on securities of a particular state or localities within a state.

The foregoing is only a summary of certain tax considerations under current law, which may be subject to change in the future. Shareholders who are nonresident aliens, foreign trusts or estates, or foreign corporations or partnerships, may be subject to different U.S. federal income tax treatment. For more information regarding the taxation of the Portfolios, consult the SAI under the heading "Additional Information Concerning Taxes." You should also consult your tax adviser for further information regarding federal, state, local and/or foreign tax consequences relevant to your specific situation.

         Management of the Fund

The Adviser

FIRMCO serves as the investment adviser to each Portfolio as a result of FIRMCO's acquisition of all of the assets and liabilities of the Portfolios' former adviser, Mississippi Valley Advisors Inc. ("MVA"), on March 1, 2000. FIRMCO, with its main office at Firstar Center, 777 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin 53202, has been providing advisory services since 1986. As of December 31, 1999, FIRMCO had approximately $35.3 billion in assets under management.

FIRMCO, subject to the general supervision of the Fund's Board of Directors, is responsible for the day-to-day management of the Portfolios in accordance with each Portfolio's respective investment objective and policies. This includes making investment decisions, buying and selling securities and overseeing the administration and recordkeeping for each Portfolio.

In exchange for these services, FIRMCO receives an investment advisory fee, which is calculated daily and paid monthly, according to the average daily net assets of each Portfolio. For the fiscal year ended November 30, 1999, the Portfolios paid MVA advisory fees as follows:

                                Investment advisory fees
          Portfolio               as a % of net assets
                        -------------------------
Balanced Portfolio                         .75%
                        -------------------------
Equity Income Portfolio                    .75%
                        -------------------------
Equity Index Portfolio                     .30%
                        -------------------------
Growth Equity Portfolio                    .75%
                        -------------------------
Growth & Income Equity
 Portfolio                                 .55%
                        -------------------------
Small Cap Equity Portfolio                 .75%
                        -------------------------
Small Cap Equity Index
 Portfolio                                 .32%
                        -------------------------
International Equity Portfolio            1.00%

----------------------------------------

The Sub-Adviser

Clay Finlay Inc., an experienced international investment manager, serves as sub-adviser to the International Equity Portfolio and is responsible for the management of the Portfolio's assets. Clay Finlay manages the Portfolio under the guidance and direction of FIRMCO and according to its sub-advisory agreement with FIRMCO. For its services, Clay Finlay receives from FIRMCO a monthly fee based on a percentage of the Portfolio's average daily net assets.

Founded in 1982, Clay Finlay is a registered investment adviser and a subsidiary of United Asset Management Corporation, a financial services holding company. Clay Finlay's principal office is located at 200 Park Avenue, 56th Floor, New York, NY 10166.

         Financial Highlights

Introduction

The financial highlights tables presented below are intended to help you understand the financial performance of each Portfolio's Investor A Shares and/or Investor B Shares for the past five years (or, if shorter, the period since the Portfolio began operations or the particular shares were first offered). Certain information reflects financial results for a single Investor A Share or Investor B Share in each Portfolio. The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in either Investor A Shares or Investor B Shares, assuming reinvestment of all dividends and distributions. This information has been audited by KPMG LLP, independent auditors, whose report, along with the Portfolios' financial statements, are included in the Fund's Annual Report to Shareholders, and is incorporated by reference into the SAI.

 Financial Highlights                    Balanced Portfolio



                                               Investor A Shares
                                      (For a Share outstanding throughout
                                                  each period)
                                             Year Ended November 30
                                       1999     1998     1997    1996    1995
  Net Asset Value, Beginning of
   Period                             $ 12.63  $ 13.26  $12.58  $11.65  $ 9.61
 ------------------------------------------------------------------------------
  Investment Activities
   Net investment income                 0.27     0.28    0.32    0.32    0.32
   Net realized and unrealized gains
    from investments                     0.69     0.84    1.47    1.34    2.02
 ------------------------------------------------------------------------------
   Total from Investment Activities      0.96     1.12    1.79    1.66    2.34
 ------------------------------------------------------------------------------
  Distributions
   Net investment income                (0.27)   (0.28)  (0.40)  (0.31)  (0.30)
   Net realized gains                   (0.88)   (1.47)  (0.71)  (0.42)    --
 ------------------------------------------------------------------------------
   Total Distributions                  (1.15)   (1.75)  (1.11)  (0.73)  (0.30)
 ------------------------------------------------------------------------------
  Net Asset Value, End of Period      $ 12.44  $ 12.63  $13.26  $12.58  $11.65
 ------------------------------------------------------------------------------
   Total Return (excludes sales
    charge)                              8.30%    9.43%  15.38%  15.10%  24.85%
  Ratios/Supplementary Data:
   Net Assets at end of period (000)  $11,416  $10,659  $9,923  $9,328  $8,348
   Ratio of expenses to average net
    assets                               1.28%    1.26%   1.27%   1.27%   1.27%
   Ratio of net investment income to
    average net assets                   2.21%    2.23%   2.57%   2.79%   2.98%
   Ratio of expenses to average
    net assets*                          1.38%    1.36%   1.37%   1.37%   1.37%
   Portfolio turnover**                 34.80%   47.79%  43.60%  85.16%  58.16%

--------------------------------------------------------------------------------

  * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
  ** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued.

 Financial Highlights                    Balanced Portfolio



                                              Investor B Shares
                                  (For a Share outstanding throughout each
                                                   period)
                                                                  March 1, 1995
                                                                       to
                                    Year Ended November 30,       November 30,
                                   1999    1998    1997    1996      1995(a)
  Net Asset Value, Beginning of
   Period                         $12.50  $13.15  $12.49  $11.59     $10.13
 ------------------------------------------------------------------------------
  Investment Activities
   Net investment income            0.20    0.21    0.25    0.25       0.22
   Net realized and unrealized
    gains
    from investments                0.69    0.81    1.43    1.33       1.44
 ------------------------------------------------------------------------------
   Total from Investment
    Activities                      0.89    1.02    1.68    1.58       1.66
 ------------------------------------------------------------------------------
  Distributions
   Net investment income           (0.19)  (0.20)  (0.26)  (0.26)     (0.20)
   In excess of net investment
    income                           --      --    (0.05)    --         --
   Net realized gains              (0.88)  (1.47)  (0.71)  (0.42)       --
 ------------------------------------------------------------------------------
   Total Distributions             (1.07)  (1.67)  (1.02)  (0.68)     (0.20)
 ------------------------------------------------------------------------------
  Net Asset Value, End of Period  $12.32  $12.50  $13.15  $12.49     $11.59
 ------------------------------------------------------------------------------
   Total Return (excludes
    redemption charge)              7.75%   8.63%  14.57%  14.35%     23.92%(b)
  Ratios/Supplementary Data:
   Net Assets at end of period
    (000)                         $2,380  $1,285  $  522  $  321     $   36
   Ratio of expenses to average
    net assets                      1.98%   1.96%   1.96%   1.96%      1.93%(c)
   Ratio of net investment
    income to average net assets    1.51%   1.57%   1.85%   2.09%      2.28%(c)
   Ratio of expenses to average
    net assets*                     2.08%   2.06%   2.06%   2.06%      2.03%(c)
   Portfolio turnover**            34.80%  47.79%  43.60%  85.16%     58.16%

--------------------------------------------------------------------------------

  * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
  ** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued.
  (a)  Period from commencement of operations.
  (b) Represents the total return for Investor A Shares from December 1, 1994 to February 28, 1995 plus the total return for Investor B Shares from March 1, 1995 through November 30, 1995.
  (c)  Annualized.

 Financial Highlights               Equity Income Portfolio



                                                      Investor A Shares
                                                         (For a Share
                                                    outstanding throughout
                                                         each period)
                                                                    February
                                                                    27, 1997
                                                                       to
                                                     Year Ended     November
                                                    November 30,      30,
                                                     1999    1998   1997(a)
  Net Asset Value, Beginning of Period              $10.24  $11.56   $10.00
 ------------------------------------------------------------------------------
  Investment Activities
   Net investment income                              0.13    0.17     0.16
   Net realized and unrealized gains (losses) from
    investments                                      (0.18)   0.98     1.57
 ------------------------------------------------------------------------------
   Total from Investment Activities                  (0.05)   1.15     1.73
 ------------------------------------------------------------------------------
  Distributions
   Net investment income                             (0.13)  (0.18)   (0.16)
   In excess of net investment income                  --      --     (0.01)
   Net realized gains                                (2.23)  (2.29)     --
 ------------------------------------------------------------------------------
   Total Distributions                               (2.36)  (2.47)   (0.17)
 ------------------------------------------------------------------------------
  Net Asset Value, End of Period                    $ 7.83  $10.24   $11.56
 ------------------------------------------------------------------------------
   Total Return (excludes sales charge)             (0.05)%  11.69%   17.42%(b)
  Ratios/Supplementary Data:
   Net Assets at end of period (000)                $1,336  $1,709   $  173
   Ratio of expenses to average net assets            1.28%   1.15%    0.45%(c)
   Ratio of net investment income to average net
    assets                                            1.60%   1.51%    2.29%(c)
   Ratio of expenses to average net assets*           1.38%   1.38%    1.38%(c)
   Portfolio turnover**                              81.84%  98.32%   48.33%

--------------------------------------------------------------------------------

   * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
  ** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued.
  (a)  Period from commencement of operations.
  (b)  Not annualized.
  (c)  Annualized.

 Financial Highlights               Equity Income Portfolio



                                               Investor B Shares
                                           (For a Share outstanding
                                            throughout each period)
                                                           February 27, 1997
                                         Year Ended               to
                                        November 30,         November 30,
                                         1999     1998          1997(a)
  Net Asset Value, Beginning of Period  $10.23   $11.55         $10.00
 ---------------------------------------------------------------------------
  Investment Activities
   Net investment income                  0.08     0.11(d)        0.10
   Net realized and unrealized gains
    (losses) from investments            (0.19)    0.97           1.57
 ---------------------------------------------------------------------------
   Total from Investment Activities      (0.11)    1.08           1.67
 ---------------------------------------------------------------------------
  Distributions
   Net investment income                 (0.08)   (0.11)         (0.10)
   In excess of net investment income      --       --           (0.02)
   Net realized gains                    (2.23)   (2.29)           --
 ---------------------------------------------------------------------------
   Total Distributions                   (2.31)   (2.40)         (0.12)
 ---------------------------------------------------------------------------
  Net Asset Value, End of Period        $ 7.81   $10.23         $11.55
 ---------------------------------------------------------------------------
   Total Return (excludes redemption
    charge)                              (0.85)%  10.98%         16.75%(b)
  Ratios/Supplementary Data:
   Net Assets at end of period (000)    $  766   $  520         $  131
   Ratio of expenses to average net
    assets                                1.98%    1.84%          1.14%(c)
   Ratio of net investment income to
    average net assets                    0.89%    0.83%          1.53%(c)
   Ratio of expenses to average net
    assets*                               2.08%    2.08%          2.07%(c)
   Portfolio turnover**                  81.84%   98.32%         48.33%

--------------------------------------------------------------------------------

   * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
  ** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued.
  (a)  Period from commencement of operations.
  (b)  Not annualized.
  (c)  Annualized.
  (d) Per share net investment income has been calculated using the daily average share method.

 Financial Highlights                Equity Index Portfolio



                                               Investor A Shares
                                    (For a Share outstanding throughout each
                                                    period)
                                                                May 1, 1997
                                  Year Ended November 30,            to
                                     1999         1998      November 30, 1997(a)
  Net Asset Value, Beginning of
   Period                         $     14.54  $     11.93         $10.00
 -------------------------------------------------------------------------------
  Investment Activities
   Net investment income                 0.09         0.09           0.07
   Net realized and unrealized
    gains from investments               2.74         2.64           1.94
 -------------------------------------------------------------------------------
   Total from Investment
    Activities                           2.83         2.73           2.01
 -------------------------------------------------------------------------------
  Distributions
   Net investment income                (0.08)       (0.10)         (0.07)
   In excess of net investment
    income                                --           --           (0.01)
   Net realized gains                   (0.18)       (0.02)           --
 -------------------------------------------------------------------------------
   Total Distributions                  (0.26)       (0.12)         (0.08)
 -------------------------------------------------------------------------------
  Net Asset Value, End of
   Period                         $     17.11  $     14.54         $11.93
 -------------------------------------------------------------------------------
   Total Return (excludes sales
    charge)                             19.84%       23.01%         20.14%(b)
  Ratios/Supplementary Data:
   Net Assets at end of period
    (000)                         $     3,385  $       914         $  206
   Ratio of expenses to average
    net assets                           0.85%        0.86%          0.78%(c)
   Ratio of net investment
    income to average net
    assets                               0.50%        0.70%          1.02%(c)
   Ratio of expenses to average
    net assets*                          0.95%        1.03%          1.21%(c)
   Portfolio turnover**                 27.84%       14.83%          1.66%

--------------------------------------------------------------------------------

   * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
  ** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued.
  (a)  Period from commencement of operations.
  (b)  Not annualized.
  (c)  Annualized.

 Financial Highlights      Growth & Income Equity Portfolio



                                              Investor A Shares
                                     (For a Share outstanding throughout
                                                each period)
                                           Year Ended November 30,
                                    1999     1998     1997     1996     1995
  Net Asset Value, Beginning of
   Period                          $ 19.13  $ 21.12  $ 18.67  $ 16.30  $ 12.70
 ------------------------------------------------------------------------------
  Investment Activities
   Net investment income              0.09     0.12     0.11     0.20     0.23
   Net realized and unrealized
    gains
     from investments                 2.29     1.58     3.96     3.32     3.74
 ------------------------------------------------------------------------------
   Total from Investment
    Activities                        2.38     1.70     4.07     3.52     3.97
 ------------------------------------------------------------------------------
  Distributions
   Net investment income             (0.09)   (0.11)   (0.13)   (0.20)   (0.23)
   In excess of net investment
    income                             --     (0.01)   (0.03)   (0.01)     --
   Net realized gains                (1.48)   (3.57)   (1.46)   (0.94)   (0.14)
 ------------------------------------------------------------------------------
   Total Distributions               (1.57)   (3.69)   (1.62)   (1.15)   (0.37)
 ------------------------------------------------------------------------------
  Net Asset Value, End of Period   $ 19.94  $ 19.13  $ 21.12  $ 18.67  $ 16.30
 ------------------------------------------------------------------------------
   Total Return (excludes sales
    charge)                          13.65%    9.35%   23.90%   22.99%   31.95%
  Ratios/Supplementary Data:
   Net Assets at end of period
    (000)                          $51,302  $48,868  $46,372  $38,229  $25,082
   Ratio of expenses to average
    net
    assets                            1.04%    1.04%    1.04%    1.05%    1.05%
   Ratio of net investment income
    to average net assets             0.44%    0.59%    0.60%    1.20%    1.59%
   Ratio of expenses to average
    net
    assets*                           1.16%    1.14%    1.14%    1.15%    1.15%
   Portfolio turnover**              60.31%   91.23%   57.11%   63.90%   58.50%

--------------------------------------------------------------------------------

   * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
  ** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued.

 Financial Highlights      Growth & Income Equity Portfolio



                                          Investor B Shares
                              (For a Share outstanding throughout each
                                               period)
                                                                   March 1, 1995
                              Year Ended November 30,                    to
                             1999      1998       1997     1996   Nov. 30, 1995(a)
  Net Asset Value,
   Beginning of Period      $ 18.89   $20.94     $18.58   $16.23       $13.43
 ---------------------------------------------------------------------------------
  Investment Activities
   Net investment income
    (loss)                    (0.04)   (0.02)(d)  (0.02)    0.11         0.14
   Net realized and
    unrealized gains
    from investments           2.24     1.57       3.93     3.30         2.81
 ---------------------------------------------------------------------------------
   Total from Investment
    Activities                 2.20     1.55       3.91     3.41         2.95
 ---------------------------------------------------------------------------------
  Distributions
   Net investment income      (0.02)     --         --     (0.11)       (0.15)
   In excess of net
    investment income           --     (0.03)     (0.09)   (0.01)         --
   Net realized gains         (1.48)   (3.57)     (1.46)   (0.94)         --
 ---------------------------------------------------------------------------------
   Total Distributions        (1.50)   (3.60)     (1.55)   (1.06)       (0.15)
 ---------------------------------------------------------------------------------
  Net Asset Value, End of
   Period                   $ 19.59   $18.89     $20.94   $18.58       $16.23
 ---------------------------------------------------------------------------------
   Total Return (excludes
    redemption
    charge)                   12.79%    8.59%     23.04%   22.29%       31.20%(b)
  Ratios/Supplementary
   Data:
   Net Assets at end of
    period (000)            $10,110   $9,040     $6,349   $3,537       $  781
   Ratio of expenses to
    average
    net assets                 1.74%    1.74%      1.73%    1.75%        1.75%(c)
   Ratio of net investment
    income
    (loss) to average net
    assets                    (0.26)%  (0.10)%    (0.11)%   0.49%        0.87%(c)
   Ratio of expenses to
    average
    net assets*                1.86%    1.84%      1.83%    1.85%        1.85%(c)
   Portfolio turnover**       60.31%   91.23%     57.11%   63.90%       58.50%

--------------------------------------------------------------------------------

   * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
  ** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued.
  (a)  Period from commencement of operations.
  (b) Represents the total return for Investor A Shares from December 1, 1994 to February 28, 1995 plus the total return for Investor B Shares from March 1, 1995 to November 30, 1995.
  (c)  Annualized.
  (d) Per share net investment income has been calculated using the daily average share method.

 Financial Highlights               Growth Equity Portfolio



                                              Investor A Shares
                              (For a share outstanding throughout each period)
                             Year Ended        October 1, 1997   Year Ended September
                            November 30,       to November 30,            30,
                             1999      1998        1997(a)       1997     1996     1995
  Net Asset Value,
   Beginning of Period      $19.92    $16.26       $18.75       $ 15.06  $ 13.80  $  9.74
 -----------------------------------------------------------------------------------------
  Investment Activities
   Net investment income
    (loss)                   (0.04)    (0.04)       (0.01)         0.08     0.12     0.10
   Net realized and
    unrealized gains
    (losses) on
    investments               4.79      3.70        (0.24)         4.75     1.32     4.05
 -----------------------------------------------------------------------------------------
   Total from Investment
    Activities                4.75      3.66        (0.25)         4.83     1.44     4.15
 -----------------------------------------------------------------------------------------
  Distributions
   Net investment income       -- (d)    --           --          (0.09)   (0.11)   (0.09)
   Net realized gains        (2.03)      --         (2.24)        (1.05)   (0.07)     --
 -----------------------------------------------------------------------------------------
   Total Distributions       (2.03)      --         (2.24)        (1.14)   (0.18)   (0.09)
 -----------------------------------------------------------------------------------------
  Net Asset Value, End of
   Period                   $22.64    $19.92       $16.26       $ 18.75  $ 15.06  $ 13.80
 -----------------------------------------------------------------------------------------
   Total Return (excludes
    sales charge)            26.67%    22.53%       (1.25)%(b)    33.85%   10.48%   42.90%
  Ratios/Supplementary
   Data:
   Net Assets at end of
    period (000)            $8,893    $4,832       $3,467       $68,965  $55,573  $43,708
   Ratio of expenses to
    average net assets        1.27%     1.35%        1.17%(c)      1.14%    1.17%    1.28%
   Ratio of net investment
    income (loss) to
    average net assets       (0.34)%   (0.26)%      (0.27)%(c)     0.44%    0.86%    0.90%
   Ratio of expenses to
    average net assets*       1.37%     1.45%        1.42%(c)      1.39%    1.45%    1.58%
   Portfolio turnover**      21.85%    54.33%       24.45%        42.00%   45.00%   45.00%

--------------------------------------------------------------------------------

   * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
  ** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued.
  (a) Upon reorganizing as a Portfolio of The Arch Fund, Inc., the Arrow Equity Portfolio became the Growth Equity Portfolio and changed its year-end to November 30. Financial Highlights for the periods prior to November 24, 1997 represent financial highlights of the Arrow Equity Portfolio.
  (b) Not annualized.
  (c) Annualized.
  (d) Distributions per share was less than $0.005.

 Financial Highlights               Growth Equity Portfolio



                                                  Investor B Shares
                                         (For a share outstanding throughout
                                                     each period)
                                                             Feb. 23, 1998
                                           Year Ended              to
                                        November 30, 1999 November 30, 1998(a)
  Net Asset Value, Beginning of Period       $19.81              $16.27
 -----------------------------------------------------------------------------
  Investment Activities
   Net investment loss                        (0.22)(d)           (0.07)
   Net realized and unrealized gains
    from investments                           4.78                3.61
 -----------------------------------------------------------------------------
   Total from Investment Activities            4.56                3.54
 -----------------------------------------------------------------------------
  Distributions
   Net realized gains                         (2.03)                --
 -----------------------------------------------------------------------------
   Total distributions                        (2.03)                --
 -----------------------------------------------------------------------------
  Net Asset Value, end of period             $22.34              $19.81
 -----------------------------------------------------------------------------
   Total return (excludes redemption
    charge)                                   25.77%               9.87%(b)
  Ratios/Supplementary Data:
   Net Assets at end of period (000)         $2,020              $  252
   Ratio of expenses to average net
    assets                                     1.97%               2.11%(c)
   Ratio of net investment loss to
    average net assets                        (1.07)%             (1.08)%(c)
   Ratio of expenses to average net
    assets*                                    2.07%               2.22%(c)
   Portfolio turnover**                       21.85%              54.33%

--------------------------------------------------------------------------------

   * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
  ** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued.
  (a) Period from commencement of operations.
  (b) Not annualized.
  (c) Annualized.
  (d) Per share net investment income has been calculated using the daily average share method.

 Financial Highlights            Small Cap Equity Portfolio



                                      Investor A Shares
                             (For a Share outstanding throughout
                                         each period)
                                   Year Ended November 30,
                             1999       1998      1997      1996      1995
  Net Asset Value,
   Beginning of Period      $11.86     $ 15.03   $ 13.40   $ 13.44   $ 11.99
 -----------------------------------------------------------------------------
  Investment Activities
   Net investment loss       (0.07)(a)   (0.06)    (0.05)    (0.01)      --
   Net realized and
    unrealized gains
    (losses) from
    investments               2.10       (1.89)     2.50      1.03      2.36
 -----------------------------------------------------------------------------
   Total from Investment
    Activities                2.03       (1.95)     2.45      1.02      2.36
 -----------------------------------------------------------------------------
  Distributions
   In excess of net
    investment income          --          --        --      (0.01)      --
   Net realized gains        (0.05)      (1.19)    (0.82)    (1.05)    (0.91)
   In excess of net
    realized gains             --        (0.03)      --        --        --
 -----------------------------------------------------------------------------
   Total Distributions       (0.05)      (1.22)    (0.82)    (1.06)    (0.91)
 -----------------------------------------------------------------------------
  Net Asset Value, End of
   Period                   $13.84     $ 11.86   $ 15.03   $ 13.40   $ 13.44
 -----------------------------------------------------------------------------
   Total Return (excludes
    sales charge)            17.21%     (14.19)%   19.45%     8.36%    21.47%
  Ratios/Supplementary
   Data:
   Net assets at end of
    Period (000)            $8,885     $11,601   $14,213   $13,889   $15,056
   Ratio of expenses to
    average net assets        1.26%       1.25%     1.25%     1.26%     1.26%
   Ratio of net investment
    loss to average net
    assets                   (0.57)%     (0.45)%   (0.29)%   (0.13)%   (0.12)%
   Ratio of expenses to
    average net assets*       1.36%       1.35%     1.35%     1.36%     1.36%
   Portfolio turnover**      72.08%      69.72%    80.23%    65.85%    83.13%

--------------------------------------------------------------------------------

   * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
  ** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued.
  (a) Per share net investment loss has been calculated using the daily average share method.

 Financial Highlights            Small Cap Equity Portfolio



                                       Investor B Shares
                            (For a Share outstanding throughout each
                                            period)
                                                                    March 1,
                                                                    1995 to
                              Year Ended November 30,             November 30,
                             1999       1998     1997     1996      1995(a)
  Net Asset Value,
   Beginning of Period      $11.53     $14.74   $13.24   $13.37      $11.83
 -------------------------------------------------------------------------------
  Investment Activities
   Net investment loss       (0.16)(d)  (0.14)   (0.13)   (0.07)      (0.03)
   Net realized and
    unrealized gains
    (losses) from
    investments               2.06      (1.85)    2.45     0.99        1.57
 -------------------------------------------------------------------------------
   Total from Investment
    Activities                1.90      (1.99)    2.32     0.92        1.54
 -------------------------------------------------------------------------------
  Distributions
   Net realized gains        (0.05)     (1.18)   (0.82)   (1.05)        --
   In excess of net
    realized gains             --       (0.04)     --       --          --
 -------------------------------------------------------------------------------
   Total Distributions       (0.05)     (1.22)   (0.82)   (1.05)        --
 -------------------------------------------------------------------------------
  Net Asset Value, End of
   Period                   $13.38     $11.53   $14.74   $13.24      $13.37
 -------------------------------------------------------------------------------
   Total Return (excludes
    redemption charge)       16.57%    (14.79)%  18.62%    7.63%      20.83%(b)
  Ratios/Supplementary
   Data:
   Net assets at end of
    period (000)            $1,094     $1,286   $1,503   $1,272      $  603
   Ratio of expenses to
    average net assets        1.96%      1.95%    1.95%    1.96%       1.96%(c)
   Ratio of net investment
    loss to average net
    assets                   (1.27)%    (1.15)%  (0.99)%  (0.83)%     (0.78)%(c)
   Ratio of expenses to
    average net assets*       2.06%      2.05%    2.05%    2.06%       2.06%(c)
   Portfolio turnover**      72.08%     69.72%   80.23%   65.85%      83.13%

--------------------------------------------------------------------------------

   * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
  ** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued.
  (a) Period from commencement of operations.
  (b) Represents the total return for Investor A Shares from December 1, 1994 to February 28, 1995 plus the total return for Investor B Shares from March 1, 1995 through November 30, 1995.
  (c) Annualized.
  (d) Per share net investment loss has been calculated using the daily average share method.

 Financial Highlights      Small Cap Equity Index Portfolio



                                                         Investor A Shares
                                                            (For a Share
                                                            outstanding
                                                       throughout the period)
                                                         December 30, 1998
                                                                 to
                                                        November 30, 1999(a)
  Net Asset Value, Beginning of Period                         $10.00
 ----------------------------------------------------------------------------
  Investment Activities
   Net investment loss                                            -- (d)
   Net realized and unrealized gains from investments            0.19
 ----------------------------------------------------------------------------
   Total from Investment Activities                              0.19
 ----------------------------------------------------------------------------
  Distributions
   Net investment income                                        (0.01)
 ----------------------------------------------------------------------------
   Total Distributions                                          (0.01)
 ----------------------------------------------------------------------------
  Net Asset Value, End of Period                               $10.18
 ----------------------------------------------------------------------------
   Total Return (excludes sales charge)                          1.86%(b)
  Ratios/Supplementary Data:
   Net Assets at end of period (000)                           $  134
   Ratio of expenses to average net assets                       1.00%(c)
   Ratio of net investment loss to average net assets           (0.15)%(c)
   Ratio of expenses to average net assets*                      1.14%(c)
   Portfolio turnover**                                         35.27%

--------------------------------------------------------------------------------

   * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
  ** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued.
  (a) Period from initial public investment.
  (b) Not annualized.
  (c) Annualized.
  (d) Net investment income per share was less than $0.005.

 Financial Highlights        International Equity Portfolio



                                              Investor A Shares
                                           (For a Share outstanding
                                           throughout each period)
                                           Year Ended November 30,
                                       1999     1998    1997     1996    1995
  Net Asset Value, Beginning of
   Period                             $13.27   $11.99  $12.05   $10.76  $ 9.90
 ------------------------------------------------------------------------------
  Investment Activities
   Net investment income (loss)          --      0.01   (0.02)    0.02    0.02
   Net realized and unrealized gains
    from
    investments and foreign currency    4.55     1.77    0.32     1.27    0.86
 ------------------------------------------------------------------------------
   Total from Investment Activities     4.55     1.78    0.30     1.29    0.88
 ------------------------------------------------------------------------------
  Distributions
   Net investment income (loss)        (0.03)     --      --       --      --
   In excess of net investment
    income                             (0.01)   (0.07)  (0.05)     --      --
   Net realized gains                  (0.75)   (0.43)  (0.31)     --    (0.01)
   Tax return of capital                 --       --      --       --    (0.01)
 ------------------------------------------------------------------------------
   Total Distributions                 (0.79)   (0.50)  (0.36)     --    (0.02)
 ------------------------------------------------------------------------------
  Net Asset Value, End of Period      $17.03   $13.27  $11.99   $12.05  $10.76
 ------------------------------------------------------------------------------
   Total Return (excludes sales
    charge)                            36.62%   15.33%   2.58%   11.99%   8.89%
  Ratios/Supplementary Data:
   Net Assets at end of period (000)  $3,939   $3,154  $2,854   $2,573  $1,568
   Ratio of expenses to average net
    assets                              1.56%    1.58%   1.59%    1.44%   1.45%
   Ratio of net investment income
    (loss) to average net assets       (0.01)%   0.02%  (0.20)%   0.19%   0.07%
   Ratio of expenses to average net
    assets*                             1.75%    1.75%   1.75%    1.75%   1.76%
   Portfolio turnover**                93.73%   88.95%  75.18%   77.63%  62.78%

--------------------------------------------------------------------------------

   * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
  ** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued.

 Financial Highlights        International Equity Portfolio



                                           Investor B Shares
                            (For a Share outstanding throughout each period)
                              Year Ended November 30,             March 1, 1995 to
                             1999     1998     1997     1996    November 30, 1995(a)
  Net Asset Value,
   Beginning of Period      $12.97   $11.77   $11.90   $10.71          $ 9.26
 -----------------------------------------------------------------------------------
  Investment Activities
   Net investment loss       (0.10)   (0.09)   (0.09)   (0.04)          (0.03)
   Net realized and
    unrealized gains from
    investments and
    foreign currency          4.43     1.74     0.30     1.23            1.48
 -----------------------------------------------------------------------------------
   Total from Investment
    Activities                4.33     1.65     0.21     1.19            1.45
 -----------------------------------------------------------------------------------
  Distributions
   Net investment income     (0.01)     --       --       --              --
   In excess of net
    investment income          --     (0.02)   (0.03)     --              --
   Net realized gains        (0.75)   (0.43)   (0.31)     --              --
 -----------------------------------------------------------------------------------
   Total Distributions       (0.76)   (0.45)   (0.34)     --              --
 -----------------------------------------------------------------------------------
  Net Asset Value, End of
   Period                   $16.54   $12.97   $11.77   $11.90          $10.71
 -----------------------------------------------------------------------------------
   Total Return (excludes
    redemption charge)       35.65%   14.48%    1.82%   11.11%           8.38%(b)
  Ratios/Supplementary
   Data:
   Net Assets at end of
    period (000)            $  781   $  624   $  562   $  437          $  102
   Ratio of expenses to
    average net assets        2.26%    2.28%    2.29%    2.14%           2.02%(c)
   Ratio of net investment
    loss to average net
    assets                   (0.71)%  (0.70)%  (0.91)%  (0.50)%         (0.96)%(c)
   Ratio of expenses to
    average net assets*       2.45%    2.45%    2.45%    2.46%           2.44%(c)
   Portfolio turnover**      93.73%   88.95%   75.18%   77.63%          62.78%

--------------------------------------------------------------------------------

   * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
  ** Portfolio turnover is calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued.
  (a) Period from commencement of operations.
  (b) Represents the total return for Investor A Shares from December 1, 1994 to February 28, 1995 plus the total return for Investor B Shares from March 1, 1995 through November 30, 1995.
  (c) Annualized.

Where to find more information

You'll find more information about the Portfolios in the following documents:

Annual and semi-annual reports
The Fund's annual and semi-annual reports contain information about each Portfolio and a discussion about the market conditions and investment strategies that had a significant effect on each Portfolio's performance during the last fiscal year.

Statement of Additional Information (SAI)
The SAI contains detailed information about the Portfolios and their policies. By law, it's incorporated by reference into (considered to be part of) this prospectus.

You can get a free copy of these documents, request other information about the Portfolios and make shareholder inquiries by calling the Fund at 1-800-452-2724 or by writing to:

Mercantile Mutual Funds, Inc.
c/o Firstar Mutual Fund Services, LLC
615 E. Michigan Street
P.O. Box 3011
Milwaukee, WI 53201-3011

If you buy your shares through a broker-dealer or other financial institution, you may contact your institution for more information.

You can write to the Securities and Exchange Commission (SEC) Public Reference Section and ask them to mail you information about the Portfolios, including the SAI. They'll charge you a fee for this service. You can also visit the SEC Public Reference Room and copy the documents while you're there. For more information about the operation of the Public Reference Room, call the SEC.

Public Reference Section of the SEC
Washington, D.C. 20549-0102
1-202-942-8090

Reports and other information about the Portfolios are also available on the EDGAR database on the SEC's website at http://www.sec.gov. Copies of this
                                       -------------------
information may also be obtained, after paying a duplicating fee, by electronic request to the SEC's e-mail address at publicinfo@sec.gov.
                                       -------------------



The Fund's Investment Company Act File No. is 811-3567


Form #MFINVSFP-00